UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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Boston Private Financial Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Ten Post Office Square
Boston, Massachusetts 02109

Dear Fellow Shareholders:
On behalf of the Board of Directors and the management of Boston Private Financial Holdings, Inc. (the "Company"), you are invited to attend the Company's 2013 Annual Meeting of Shareholders. The meeting will be held on ●, ●, 2013 at ●:00 ●.m., Eastern time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109.
The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be conducted at the meeting. Please refer to the Proxy Statement for detailed information on each of the proposals. Only shareholders of record at the close of business on ●, 2013, may vote at the meeting or any postponements or adjournments of the meeting.
On behalf of the Board of Directors and all employees of Boston Private Financial Holdings, Inc., I thank you for your continued support of our Company.

Sincerely,

/s/ CLAYTON G. DEUTSCH
Clayton G. Deutsch
Chief Executive Officer and President

Boston, Massachusetts
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE WHETHER OR NOT YOU PLAN TO
ATTEND THE MEETING.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on ●, ●, 2013
NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders of Boston Private Financial Holdings, Inc. (the "Company") will take place at Ten Post Office Square, 2nd floor, Boston, Massachusetts 02109 on ●, ●, 2013 at ●:00 ●.m., Eastern time, for the following purposes:

1.	to elect the four director nominees named in the Proxy Statement to serve until the 2014 annual meeting and until their successors are duly elected and qualified;

2.	to approve a non-binding, advisory resolution regarding the compensation of the Company's named executive officers;

3.	to amend the Company's Restated Articles of Organization to eliminate the supermajority voting requirement for removal of directors;

4.	to amend the Company's Restated Articles of Organization to eliminate the supermajority voting requirement for amending the Restated Articles of Organization; and

5.	to transact any other business that may properly come before the meeting.
Only shareholders of record at the close of business on  ●, 2013 may vote at the meeting or any postponements or adjournments of the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE MEETING
The Company's Annual Report on Form 10-K for the period ending December 31, 2012 and the 2013 Proxy Statement are available at www.edocumentview.com/bpfh. These documents are also available free of charge by calling the Company's toll-free number (888) 666-1363 or by contacting the Company's investor relations department by email at investor-relations@bostonprivate.com.
Your vote is very important. Please complete, date, sign and return the accompanying proxy card or vote electronically via the Internet or by telephone. The enclosed return envelope requires no additional postage if mailed in the United States. For specific instructions on how to vote your shares, please refer to the section entitled "Proxy Voting Options." We look forward to your attendance in person or by proxy.
By Order of the Board of Directors,
MARGARET W. CHAMBERS
Corporate Secretary
Boston, Massachusetts
Dated:  ●, 2013

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
Ten Post Office Square
Boston, Massachusetts 02109
PROXY STATEMENT
Annual Meeting of Shareholders
To be held on ●, ●, 2013
GENERAL
The Company's Board of Directors (the "Board") is furnishing you this Proxy Statement and solicits your proxy for the 2013 Annual Meeting of Shareholders (the "Meeting"). The Meeting will be held on ● at ●:00 ●.m, Eastern time, at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109.
VOTING AND QUORUM

The record date for the Meeting is ●, 2013 (the "Record Date"). Only shareholders of record at the close of business on the Record Date are entitled to vote at the Meeting. Shareholders of the Company's outstanding common stock, par value $1.00 per share, and Series B preferred stock, par value $1.00, are entitled to vote at the Meeting. Each outstanding share of common stock is entitled to one vote on each matter before the Meeting. Each outstanding share of Series B preferred stock is entitled to vote, separate from the shares of common stock, on Proposal 4. At the close of business on the Record Date, there were ● shares of the Company's common stock and 401 shares of the Company's Series B preferred stock outstanding and entitled to be voted at the Meeting, and there were ● shareholders of record.
A quorum of the common stock must be present at the Meeting for any business to be conducted. In addition, a quorum of the Series B preferred stock must be present for a vote on Proposal 4. The presence, in person or by proxy, of the holders of at least a majority of the votes entitled to be cast on a matter for each voting group constitutes a quorum. Abstentions will be counted for purposes of determining whether a quorum is present. Broker non-votes will not be counted for purposes of determining whether a quorum is present. If a quorum is not present, the Meeting will be adjourned until a quorum is obtained.
Director nominees under Proposal 1 must receive a plurality of the votes cast by shareholders in order to be elected. A proxy vote that withholds authority to vote for a particular nominee or nominees and broker non-votes will have no effect on the outcome of the election of the nominees.
The approval of Proposal 2 to approve the non-binding, advisory resolution on executive compensation requires the affirmative vote of a majority of the votes cast at the Meeting. Abstentions and broker non-votes will have no effect on the outcome of the votes for this proposal.

The approval of Proposal 3 to amend the Company's Restated Articles of Organization to eliminate the supermajority voting requirement for the removal of directors requires the affirmative vote of not less than two-thirds of the total votes eligible to be cast at the Meeting. Abstentions and broker non-votes will have the same effect as a vote AGAINST Proposal 3.

The approval of Proposal 4 to amend the Company's Restated Articles of Organization to eliminate the supermajority voting requirement for amending the Restated Articles of Organization requires (i) the affirmative vote of not less than two-thirds of the total votes eligible to be cast at the Meeting and (ii) the affirmative vote of 66 2/3% of the outstanding Series B preferred stock, voting as a single class. Abstentions and broker non-votes will have the same effect as a vote AGAINST Proposal 4.
We are first sending this Proxy Statement and the accompanying materials to shareholders on or about  ●, 2013.
PROXY VOTING OPTIONS
Whether or not you expect to be present at the Meeting, you are requested to vote your shares at your earliest convenience. Promptly voting your shares will ensure the presence of a quorum at the Meeting.
Voting by Mail: The accompanying proxy card, if properly completed, signed, dated and returned in the enclosed envelope, will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

Voting via the Internet or by Telephone: If you hold your shares of common stock directly and not in street name, you may vote via the Internet or by telephone by following the instructions included on your proxy card. If you vote via the Internet or by telephone, you do not have to mail in your proxy card. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 2:00 a.m., Eastern time, on ●, 2013. Please do not return the enclosed proxy card if you are voting via the Internet or by telephone.
Voting in Person at the Meeting: If you are a registered shareholder, as of the Record Date, and attend the Meeting, you may deliver your completed proxy card in person. Additionally, we will have ballots available for those registered shareholders, as of the Record Date, who wish to vote in person at the Meeting.
A shareholder of record may revoke a proxy any time before the polls close by submitting a later dated vote via the Internet, by telephone, by mail or by delivering instruments to the Corporate Secretary before the Meeting or appearing in person at the Meeting and specifically withdrawing any previously voted proxy.
PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING VIA THE INTERNET OR BY TELEPHONE.
PROXIES
By submitting your proxy (either by signing and returning the enclosed proxy card or by voting electronically via the Internet or by telephone), you authorize Margaret W. Chambers, Executive Vice President, General Counsel and Corporate Secretary, and David J. Kaye, Executive Vice President and Chief Financial Officer, to represent you and vote your shares at the Meeting in accordance with your instructions. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted in accordance with the Board's recommendations as follows:

•	FOR the four director nominees for election to the Board of Directors;

•	FOR the non-binding, advisory resolution regarding the compensation of the Company's named executive officers;

•	FOR the approval of the amendment to the Company's Restated Articles of Organization to eliminate the supermajority voting requirement for the removal of directors; and

•	FOR the approval of the amendment to the Company's Restated Articles of Organization to eliminate the supermajority voting requirement for amending the Restated Articles of Organization.

OTHER MATTERS
As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be considered at the Meeting. If any other matters properly come before the Meeting, the proxies will be voted at the discretion of the proxy holders.

ANNUAL REPORT
All shareholders of record are being sent a copy of the Company's 2012 Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which contains audited financial statements of the Company for the fiscal years ended December 31, 2012, 2011 and 2010, as filed with the Securities and Exchange Commission ("SEC") on ●, 2013. These reports, however, are not part of the proxy soliciting material.
A copy of the Company's Annual Report on Form 10-K filed with the SEC, including all exhibits, may be obtained free of charge by writing to Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109, Attention: Corporate Secretary, or by accessing the "Investor Relations" section of the Company's website at www.bostonprivate.com, and selecting the link under "Documents/SEC filings."

PROPOSAL 1
ELECTION OF DIRECTORS

The Company's Restated Articles of Organization, as amended to date, provide that at the 2013 Meeting, directors shall be elected annually for terms of one year, except that any director in office at the 2013 Meeting whose three-year term expires at the annual meeting of shareholders to be held in calendar year 2014 or 2015 shall continue to hold office until the end of the three-year term for which such director was elected and until such director's successor shall have been elected and qualified. At the annual meeting of shareholders to be held in 2016 and at each annual meeting of shareholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of shareholders and until such directors' successors shall have been elected and qualified.
The Board of Directors of the Company currently consists of nine members. The terms of four members - Eugene S. Colangelo, Clayton G. Deutsch, Allen L. Sinai, and Stephen M. Waters - expire as of the Meeting and these directors will stand for re-election at the Meeting as nominees proposed by the Board.
Each nominee has agreed to continue to serve as a Director if re-elected. If any nominee shall become unavailable for any reason, all proxies will be voted FOR the election of such other person as the Board of Directors may recommend.
The Board of Directors unanimously recommends a vote FOR each of its four nominees.
INFORMATION REGARDING DIRECTORS
The following table sets forth certain information regarding the Directors of the Company, including the nominees for election at the 2013 Annual Meeting of Shareholders, based on information furnished by them to the Company:

		Age	Director Since
Directors Nominated for Election at the 2013 Annual Meeting of Shareholders
Eugene S. Colangelo *(1)(2)	Westborough, MA	65	1987
Clayton G. Deutsch (2)	Boston, MA	57	2010
Allen L. Sinai *(2)	Lexington, MA	73	1995
Stephen M. Waters #*(2)	Greenwich, CT	66	2004

Directors Whose Terms Expire at the 2014 Annual Meeting of Shareholders
Deborah F. Kuenstner *	Newton, MA	54	2007
William J. Shea *	North Andover, MA	65	2004

Directors Whose Terms Expire at the 2015 Annual Meeting of Shareholders
Herbert S. Alexander *	Westborough, MA	70	1991
Lynn Thompson Hoffman *	Santa Fe, NM	64	1994
John Morton III *	Annapolis, MD	69	2008

#	Chairman of the Board

*	Independent Director

(1)
Includes service as a director of Boston Private Bank & Trust Company ("Boston Private Bank"), a wholly-owned subsidiary of the Company, prior to the formation of the holding company structure in 1988.

(2)	Nominee for re-election.
Director and Nominee Qualifications
This section provides information as of the date of this Proxy Statement about each member of the Company's Board of Directors, including the nominees for election or re-election at the Meeting. The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should serve as a Director of the Company. The biographical description below for each Director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a Director. The Board of Directors did not currently evaluate whether the Directors who are not standing for re-election at this Meeting should serve as Directors, as the terms for which they have been previously elected continue beyond the Meeting.

In addition to the information presented below regarding each Director's specific experience, qualifications, attributes and skills, the Board also believes that all of the Directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to service to the Company.
Herbert S. Alexander. Mr. Alexander became a Director of the Company in 1991. He is founder and Chairman of Alexander, Aronson, Finning & Co., P.C., a firm of certified public accountants and consultants established in 1973. Mr. Alexander is the Chief Financial Officer and a director of Wirefab, Inc., a manufacturer of aluminum, steel and stainless steel wire products, established in 1955. He serves on the Investment Committee of Morgan Memorial Goodwill Industries in Boston, Massachusetts. He formerly served on the Board of Directors of the Massachusetts Society of Certified Public Accountants and the Massachusetts Easter Seal Society. Additionally, he is a member of the Advisory Council of the Northeastern University Graduate School of Professional Accounting, and is a Trustee of the Worcester Art Museum, where he is the Chairman of its Audit Committee and a member of the Finance Committee. Mr. Alexander was President and Chairman of the Board of Directors of the International Association of Practising Accountants from November 2006 to October 2009. Mr. Alexander is also on the board of directors of Boston Private Bank & Trust Company. With his years of specific experience as the named partner of Alexander, Aronson, Finning & Co., P.C., Mr. Alexander brings to the Board of Directors invaluable business, financial, accounting and management experience. Mr. Alexander's experience, which also includes membership in various professional societies, and his service on a number of audit committees, has provided him with valuable experience dealing with the evaluation of financial statements, accounting principles and financial reporting rules and regulations.
Eugene S. Colangelo. Mr. Colangelo joined our Board in 1987. He is Chairman of the Board of Julio Enterprises and has served as such since the early 1980s. Julio Enterprises, a conglomerate headquartered in Westborough, Massachusetts, operates numerous businesses including retail, publishing and real estate. He was formerly a member of the Board of Directors of Morgan Memorial Goodwill Industries in Boston, Massachusetts, and is currently a member of that organization's Retail Oversight Committee. Mr. Colangelo has served as Chairman of the Board of Directors of Boston Private Bank & Trust Company since 1999. The Board believes that Mr. Colangelo's extensive entrepreneurial experience and understanding of what makes a business run effectively and efficiently make him an effective member of the Board of Directors. Further, his long-standing involvement with the Company's largest affiliate, Boston Private Bank & Trust Company, and his extensive contacts in the local community, provide insights that are particularly valuable for the Board and, combined, make him an excellent candidate for membership on the Board.
Clayton G. Deutsch. Mr. Deutsch is Chief Executive Officer and President of the Company, which he joined in August 2010. Mr. Deutsch is a member of the Company's Leadership Team and has over 30 years of experience in the financial services industry. He began his career in banking in the 1970s before joining McKinsey & Company in 1980. Most recently, he was a director at McKinsey & Company and served as Global Leader of that firm's Merger Management Practice. During his time at McKinsey, he developed deep experience working with many leading financial institutions, with a particular focus in the private banking, wealth advisory, and wealth management sectors, as he helped establish and build McKinsey's Financial Services practice globally. As a senior leader at McKinsey, Mr. Deutsch managed the Midwest complex of McKinsey offices including Chicago, Pittsburgh, Minneapolis, Cleveland and Detroit, and founded and led the Great Lakes Financial Services practice. Throughout his career with McKinsey, he consulted with financial services providers and other businesses on global strategy development, performance improvement, M&A strategy and corporate governance, among other areas. Mr. Deutsch also served as Chairman of McKinsey's Principal Review Committee, a member of the Director Review Committee, a long-time member of the Shareholders Council (McKinsey's board of directors) and Chair of the Professional Standards Committee. Before joining McKinsey, he began his career at Society Corporation, the predecessor to KeyCorp. In addition to Mr. Deutsch's management expertise, he brings to our Board extensive knowledge of financial services strategies. His skills at directing corporate strategy provide our Board with a valuable resource as the Company manages through its recent restructuring and repositions. Mr. Deutsch's extensive experience in the financial services industry and deep strategic expertise make him an excellent candidate for the Board.
Lynn Thompson Hoffman. Mrs. Hoffman is an independent director, private investor and former real estate developer specializing in historic renovations in Boston. She served as the Lead Director of the Company from 2005 to 2010, chairs the Compensation Committee, and previously chaired the Finance and Governance Committees of the Board. She has previously served on the two principal banking subsidiary boards of the Company, Boston Private Bank & Trust Company, in Boston, Massachusetts and Borel Private Bank & Trust Company in Northern California prior to its merger into Boston Private Bank & Trust Company. She chaired the Loan Committee at Boston Private Bank and served on its Audit Committee. Her bank board service spans three decades, beginning as a Director of First Mutual Savings Bank in Boston, Massachusetts. With a Juris Doctorate from Boston University School of Law, Mrs. Hoffman is a retired member of the Boston Bar Association. Her professional experience includes investment banking with Paine Webber and executive management with Houghton Mifflin Company. She currently serves as an advisor to the New Mexico State

Investment Council Investment Committee which manages $16 billion in sovereign wealth assets for the citizens of the state. As a graduate of Pitzer College in Claremont, California and a former resident of Atherton, California, Mrs. Hoffman has geographic knowledge of both the Boston and Northern California areas. She presently resides in Santa Fe, New Mexico and Punta Mita, Mexico and is fluent in Spanish. She has extensive non-profit board experience and community involvement including the Santa Fe Opera, New Mexico Museum Foundation, Massachusetts Society for the Prevention of Cruelty to Children, Babson College, the New England Conservatory and Harvard Community Health Plan. Ms. Hoffman contributes board leadership, real estate and investment banking experience, executive management, legal knowledge and geographic diversity.
Deborah F. Kuenstner. Ms. Kuenstner is the Chief Investment Officer at Wellesley College. Before joining Wellesley College in February of 2009, Ms. Kuenstner was Chief Investment Officer and Vice President of Investment Management at Brandeis University from 2007 to January 2009. Prior to working at Brandeis, Ms. Kuenstner was Managing Director of Research for Fidelity Management & Research Company, the investment management organization of Fidelity Investments. Ms. Kuenstner was the Chief Investment Officer, Global Value, at Putnam Investments from 2000 to 2004. Her other roles at Putnam included Chief Investment Officer, International Value and Senior Portfolio Manager, International Equities. Prior to that, she worked at DuPont Pension Fund Investment in Wilmington, Delaware as a Senior Portfolio Manager, International Equities. Ms. Kuenstner has also been a Vice President, International Investment Strategist, at Merrill Lynch, in addition to Economist at the Federal Reserve Bank of New York. Ms. Kuenstner was actively involved in the Board of Pensions of the Presbyterian Church USA from 1996-2004 as Investment Committee Chair, Director, and most recently, Co-opted Director. Ms. Kuenstner brings to the Board valuable experience and knowledge about the financial services industry generally and in particular the investment management arena, along with economic and risk management expertise.
John Morton III. Mr. Morton is a seasoned bank executive with over 35 years of banking and financial services experience. He has extensive experience leading organizational turnarounds, acquisition integrations, business growth and corporate governance activities. Mr. Morton was a director of Fortress International Group, Inc. from January 2007, and served as Chairman from December 2008 to January 2012, when he resigned from the Board. Mr. Morton served as an advisor to Fortress International Group, Inc.'s Board through the first quarter of 2012. He has been a Director of the Company since August 2008, of Barry-Wehmiller Companies, Inc. since July 2007, and Dynamac International Inc, from the late 1980s until it was sold in early 2010. Mr. Morton served as a Director of Broadwing Corporation from April 2006 to January 2007. He served as President of Premier Banking for Bank of America Corp. from August 2004 to September 2005. From 1997 to 2001, Mr. Morton served as President of the Mid-Atlantic Region, Bank of America. He was President of the Private Client Group of NationsBank from 1996 to 1997. From 1994 to 1996, he served as Chairman and Chief Executive Officer and President of The Boatmen's National Bank of St. Louis, and as Chief Executive Officer of Farm and Home Financial Corporation from 1992 to 1993. In 1990 and 1991, Mr. Morton served as Perpetual Financial Corporation's Chairman, Chief Executive Officer and President. He served in the U.S. Navy as a lieutenant aboard the nuclear submarine U.S.S. George Washington Carver. He serves as Chairman of the Maryland Stadium Authority, Commissioner, Maryland State Lottery and Gaming Control Commission, and Director of the U.S. Naval Academy Foundation Athletic and Scholarship Programs. Mr. Morton's experience as the chairman, chief executive officer and president of several banking institutions, coupled with his service on a number of public company boards, allows him to bring to the Board operational expertise, a deep background in the financial services industry, and a comprehensive understanding of the Company's business.
William J. Shea. Mr. Shea is the Executive Chairman of Caliber ID, Inc. (formerly Lucid,Inc.) a manufacturer of in-vivo and ex-vivo cellular imaging equipment, based in Rochester, New York. He was a managing partner of DLB Capital, LLC, a start-up private equity company located in Wilton, Connecticut until December 2007. He served as Executive Chairman of Royal & Sun Alliance USA, Inc. from 2005 to 2006. Mr. Shea served as President and Chief Executive Officer of Conseco, Inc. from 2001 to 2004, where he successfully managed that firm's restructuring process. Prior to joining Conseco, Mr. Shea served as Chairman of the Board for Centennial Technologies, a public manufacturing company. Mr. Shea also served as Vice Chairman and Chief Financial Officer of BankBoston, Inc. prior to its acquisition by Fleet Financial Group in 1999, where he had responsibility for all financial aspects of the corporation, investor relations, risk management, capital markets and private banking, among other areas. He began his career in the financial services area with Coopers & Lybrand, where he spent twenty years, and rose to serve as Vice Chairman and Firm Council Member. He serves as Chairman of the Board of World Gold Trust Services, Inc. (WGTS) which has as its main business the second largest ETF in the world (approximately $70 billion in market capitalization holding physical gold) trading under the symbol GLD on the NYSE Arca Exchange. Mr. Shea formerly served on the Board of the Executive

Committee for the Boston Stock Exchange and the Boards of Trustees for Children's Hospital Boston and Northeastern University. Mr. Shea has served as the Chairman of the Board of Demoulas Supermarkets since 1999 and serves on the Boards of AIG SunAmerica and NASDAQ OMX BX. Mr. Shea is also on the Board of Directors of Boston Private Bank & Trust Company. Mr. Shea's experience as a chief executive officer of a public insurance company and as a chief financial officer of a bank, as well as his work on various public company boards, allows Mr. Shea to bring relevant and extensive business, management, banking, accounting and operational experience to the Board.
Dr. Allen L. Sinai. Dr. Sinai has been President, Chief Executive Officer and Chief Global Economist/Strategist of Decision Economics, Inc. since 1996. Decision Economics, Inc. is a U.S. and global economic and financial information and investment advisory firm located in New York, London and Boston serving mainly financial institutions. Dr. Sinai is responsible for Decision Economics, Inc. forecasts and analysis of the U.S. and world economies and financial markets, tactical and strategic asset allocation, and for translating this information for use in bottom-line decisions by senior level decision-makers in financial institutions, corporations and government. Dr. Sinai is also responsible for the business operations and financial performance of Decision Economics, Inc. Previously, Dr. Sinai served for over 13 years at Lehman Brothers, where he was Managing Director and Chief Global Economist, and the Director of Lehman Brothers Global Economics. He also served as Executive Vice President and Chief Economist of The Boston Company, a subsidiary of Shearson Lehman Brothers. Prior to Lehman Brothers, Dr. Sinai was Chief Financial Economist and Senior Vice President at the Lexington, Massachusetts based Data Resources, Inc. and Co-Chair of DRI's largest business unit, the Financial Institution Group. Dr. Sinai has taught at numerous universities, including Brandeis, the Massachusetts Institute of Technology, Boston University, New York University and the University of Illinois-Chicago. He is a past President and Fellow of the Eastern Economic Association and a past President of the North American Economics and Finance Association. He has been Chairman of the Committee on Developing American Capitalism and a past member of the Time Magazine Board of Economists. Dr. Sinai's extensive business and financial services industry experience and understanding, his background as Chief Executive Officer and Chief Economist at Decision Economics Inc., and his knowledge and deep contacts in finance, government and industry, U.S and globally, make him a sophisticated contributor on the Board and an excellent candidate.
Stephen M. Waters. Mr. Waters is Chairman of the Board of the Company, and is Managing Partner of Compass Advisers Group and its advisory and investment subsidiaries, which he founded in 1996. Prior to this, Mr. Waters spent over twenty years advising corporate and financial entities both in the U.S. and internationally. Mr. Waters served from 1992 to 1996 as Co-Chief Executive Officer of Morgan Stanley Europe and was a member of Morgan Stanley's worldwide 12-person Operating Committee. Mr. Waters joined Morgan Stanley as a Managing Director in the Mergers and Acquisitions Department in June 1988 and was Co-Director of that department from January 1990 to early 1992. Mr. Waters was Co-Director of the Mergers and Acquisition Department at Shearson Lehman Brothers from 1985 to 1988. He serves on the Board of Directors of Valero Energy Corporation where he sits on the audit and compensation committees. Mr. Waters brings over thirty-five years of specific and relevant financial services experience to the Board, along with a deep understanding and practical knowledge of the investment management business. Mr. Waters' background as a chief executive officer and director, as well as his extensive experience in investment management, economics and mergers and acquisitions makes him an excellent candidate for the Board.
CORPORATE GOVERNANCE
The business of the Company is managed under the direction of the Company's Board of Directors in accordance with the Massachusetts General Laws and the Company's Restated Articles of Organization and by-laws. The Board of Directors provides oversight of the Company's activities for the benefit of its shareholders and other constituencies, which includes the Company's regulators, affiliated companies, employees, customers, suppliers, creditors and the communities in which the Company and its affiliates conduct business. The Board has a particular focus on corporate governance, developing the strategic direction of the Company, and seeking to ensure the success of the Company's business through the appointment and retention of qualified executive management. The Board is committed to strong corporate governance practices and is responsible for ensuring that the Company's business is conducted in a responsible manner with integrity and high ethical standards.
Board Leadership Structure
In accordance with the Company's by-laws, the Board elects the Chairman of the Board and appoints the President, who also serves as Chief Executive Officer ("CEO"). The Board has adopted a policy that provides for the separation of the roles of Chairman and Chief Executive Officer.
The Governance Committee has established a Statement of Roles and Responsibilities ("Statement") for the non-executive Chairman of the Board. The Statement provides that the position of non-executive Chairman may only be held by a member of the Board who has been determined to be "independent" under the Marketplace Rules of the Financial Industry Regulatory Authority applicable to NASDAQ-listed companies (the "NASDAQ Rules"). The non-executive Chairman is to be elected by the Company's Board of Directors annually and may be removed at any time with or without cause. The non-executive Chairman of the Board is responsible for the management, development and effective functioning of the Board and provides leadership in every aspect of the Board's oversight of the Company. The non-executive Chairman of the Board acts in an advisory capacity to the Chief Executive Officer and President of the Company, and to other executive officers in matters concerning the interests of the organization and the Board, as well as serving as the liaison between management and the Board. The duties of the Chairman of the Board include the following:

•	setting agendas for the Board meetings in consultation with the Chief Executive Officer;

•	chairing Board meetings and ensuring that Board functions are carried out effectively;

•	establishing and chairing executive sessions of independent directors and providing feedback to the Chief Executive Officer, as appropriate;

•	serving as liaison for chairs of affiliated company boards;

•	facilitating the Board's efforts to create and maintain practices that respond to feedback from shareholders and other stakeholders;

•	representing the Board at meetings with major shareholders and other stakeholder groups on governance related matters, as may be requested from time to time;

•	providing advice to the Chief Executive Officer on major issues;

•	facilitating effective communication between directors and management, both inside and outside of meetings of the Board;

•	working with the Chief Executive Officer to ensure management strategies, plans and performance are appropriately risk assessed and represented to the Board;

•	advising management in the planning of the strategy meeting; and

•	performing such other duties as the Board may from time to time delegate.

The Governance Committee conducts a review of the role and responsibilities of the non-executive Chairman each year, and this review is then presented to the full Board of Directors.
Risk Oversight
The Board of Directors plays an important role in the risk oversight of the Company and is involved in risk oversight through direct decision-making authority with respect to significant matters, including the development of limits and specific risk tolerances, and the oversight of management by the Board of Directors and its committees. The Board of Directors and its committees also are each directly responsible for considering risks and the oversight of risks relating to decisions that each committee is responsible for making. In light of the Company's overall business and market, the extensive regulatory schemes under which the Company and all of its affiliates operate, and the complexities of the Company's operations as a whole, the Board has established a Risk Management Committee which is tasked with specific responsibility for direct oversight of all of the risks inherent in the Company's business, along with management of the enterprise-wide risk management program. The Risk Management Committee consults with each of the other committees of the Board for an analysis of their areas of risk, as well as with management and outside experts, and provides regular, detailed reporting and recommendations on risk-related actions to the full Board. The Risk Management Committee also monitors the risk management function and conducts risk assessments for all of the Company's subsidiaries, participates directly in the risk management committee meetings of Boston Private Bank & Trust Company (the "Bank"), which is the Company's largest subsidiary, adopts and directs the implementation of risk management policies that relate to both the Company and its subsidiaries, and analyzes reporting regarding the same.
In addition to the Risk Management Committee, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular, periodic reports to the Board of Directors and its committees on topics relating to the risks that the Company faces, including, among others, credit risk, market risk, interest rate risk, regulatory risk and various other matters relating to the Company's business; (2) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, final budgets, material uses of capital, strategic direction, and executive management hiring and promotions; (3) the direct oversight of specific areas of the Company's business by the Risk Management Committee, the Audit and Finance Committee, the Compensation Committee and the Governance Committee; and (4) regular periodic reports from the Company's internal and external auditors and other third party consultants regarding various areas of potential risk, including, among others, those relating to the Company's internal controls and financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company and its subsidiaries to the Board's attention.
Risk Review and Analysis
The Company's Chief Risk Officer and Director of Human Capital Resources discuss, evaluate and review the Company's compensation programs annually as part of the Company's management risk review process. The findings of this review are presented to the Compensation Committee annually for further evaluation and discussion with particular focus on the following key areas: (1) the compensation plans of the persons identified as named executive officers ("NEOs") in this Proxy Statement to ensure that such plans do not encourage the NEOs to take unnecessary or excessive risks that threaten the value of the Company; (2) employee compensation plans in light of the risks posed to the Company by such plans and how to limit these risks; and (3) employee compensation plans to ensure these plans do not encourage the manipulation of reported earnings to enhance compensation. NEO Compensation Plans are described in detail in "Compensation Discussion and Analysis."

The Compensation Committee's review focuses on incentive compensation plans (as opposed to base salary plans or standard benefit arrangements), as the Company believes that incentive compensation arrangements have the greatest potential to encourage inappropriate risk-taking, and/or encourage the manipulation of earnings to enhance compensation. The Company also believes that its base salary and benefit arrangements are generally reasonable (i.e., not excessive) and appropriate, considering the Company's compensation philosophy and industry and regional differences.
The Compensation Committee evaluated each plan using the following risk categories: acceptable to low risk, moderate level of risk, and significant risk/potential for material adverse impact. The majority of the Company's incentive compensation plans were rated in the "acceptable to low risk category." Any "moderate level of risk" concern areas were considered immaterial and the Company believes appropriate mitigants are in place to minimize the risk for permitting unnecessary and inappropriate risk-taking or encouraging the manipulation of earnings to enhance compensation. Such mitigants include the addition of mechanisms to claw-back compensation, enhanced governance processes for compensation reviews and the on-going monitoring of employee compensation that may trigger automatic individual or plan reviews. In addition, steps have been taken, and there are continuing efforts to implement additional mitigants, such as expanding discretion over formulaic incentive plans, synchronizing the timing of payment under all employee plans, segregating decision making authority under certain compensation plans, and ensuring adequate internal controls through periodic reviews of all plans.
The Compensation Committee believes that the balance of base compensation, variable annual incentive bonuses determined based on Company and individual performance, and long-term equity incentive compensation is weighted such that excessive or unnecessary risk taking will not be encouraged by the variable elements of compensation. Further, the Compensation Committee believes that the long-term equity components of compensation encourage the Company's executives to focus on elements of the Company's performance to influence long-term value creation and share price appreciation.
Committees of the Board
The Board currently has five standing Committees: the Audit and Finance Committee, Compensation Committee, Risk Management Committee, Wealth Management Committee and Governance Committee. The following table sets forth membership on the Committees and the number of meetings held during 2012.

Name	Audit and Finance	Compensation	Governance	Risk Management	Wealth Management Committee(3)
Herbert S. Alexander	●			●
Eugene S. Colangelo		●	Chair
Lynn Thompson Hoffman		Chair	●		●
Deborah F. Kuenstner(1)		●	●	Chair	Chair
John Morton III	●			●	●
William J. Shea(2)	Chair	●	●
Allen L. Sinai	●			●
Stephen M. Waters		●	●
Number of Committee Meetings Held in 2012	12	8	8	12	5

(1)	Deborah F. Kuenstner left the Compensation Committee as of July 2012 and joined the Wealth Management Committee as of July 2012.

(2)	William J. Shea joined the Compensation Committee as of July 2012 and left the Governance Committee as of July 2012.

(3)	The Wealth Management Committee is a joint committee with the Bank. As such, two Bank directors, John Clymer and James Schmidt, are also members of this Committee.
Each committee was comprised solely of members of the Board who have been determined to meet the definition of "independent" in accordance with the NASDAQ Rules. All of the committees have adopted charters that provide a statement of the respective committee's roles and responsibilities. Current charters for those committees that are mandated under the NASDAQ Rules are available in the Corporate Governance section of the Company's website at www.bostonprivate.com.

Audit and Finance Committee
Each member of the Audit and Finance Committee is an "audit committee financial expert" as defined in SEC regulations and is independent as defined under the NASDAQ Rules. Pursuant to the Audit and Finance Committee's charter, the Audit and Finance Committee assists the Board in its oversight of (1) the process of reporting the Company's financial statements; (2) the system of internal controls as it relates to financial reporting; (3) the external audit process; (4) the Company's process for monitoring compliance with laws and regulations; (5) review and approval of the Company's dividend; and (6) the qualifications, independence and performance of the Company's independent registered public accounting firm. The Audit and Finance Committee is solely responsible for retaining the Company's independent registered public accounting firm. The Audit and Finance Committee also conducts analysis and makes recommendations to the Board and management regarding the Company's financial planning, capital structure, capital raising, proposed acquisitions, mergers and divestitures, overall strategic planning, and financial performance, where relevant.

Compensation Committee
The Compensation Committee makes recommendations to the Board of Directors, where necessary, on certain matters including, but not limited to, changes to compensation plans and the adoption of new plans, changes to the Chief Executive Officer's compensation and changes to Board compensation programs of the Company. The Compensation Committee has been delegated the authority by the Board to approve compensation matters for all executive officers. Compensation decisions relating to the Chief Executive Officer are also reviewed by the Board. For additional information on the Compensation Committee's process for the consideration and determination of the executive officer and director compensation, please see "Compensation Discussion and Analysis."
Risk Management Committee
The Risk Management Committee's responsibilities are described above under "Risk Oversight."
Governance Committee
The Governance Committee periodically reviews the arrangements for the overall governance of the Company by the Board of Directors and its committees and, among other things, assists the Board of Directors by evaluating the performance of the Board and its committees, identifies individuals qualified to become members of the Board, recommends the slate of candidates to be nominated for election to the Board of Directors and on the boards at the Company's subsidiaries (where such membership is not otherwise mandated by contract), recommends the members and the Chairs of the committees of the Board, adopts and implements governance practices and policies applicable to both the Company and its subsidiaries, and reviews and assesses the charters of all of the committees of the Board.

Wealth Management Committee
The Wealth Management Committee provides strategic direction and oversight on behalf of both the Board of Directors of the Company and the Board of Directors of Boston Private Bank & Trust Company (jointly the "Boards") regarding the Company's wealth management businesses, both in the registered investment advisory affiliates and in Boston Private Bank & Trust Company's Investment Management and Trust division. The Committee also assists the Boards in analyzing the optimal means of enhancing the Company's performance and expanding its acquisition and retention of private clients through these businesses.
Executive Sessions without Management
To promote open discussion among the non-management Directors, the Board of Directors schedules regular executive sessions in which the non-management Directors meet without management's participation. Such sessions are scheduled to occur at every regularly scheduled Board and committee meeting. The Chairman of the Board is the presiding Director at such executive sessions.
Board of Directors Meetings
The Board of Directors held nine meetings of the full Board during 2012. Each incumbent Director attended at least 75% of the aggregate number of meetings of the full Board of Directors and relevant committees.

Directors' Attendance at Annual Meetings
The Company does not have a policy of requiring Directors to attend the annual meeting of shareholders. The Company does, however, typically schedule a meeting of its Board of Directors the day before or close to the annual meeting of shareholders to facilitate each Director's attendance at the annual meeting of shareholders. Of the nine members then on the Board, eight attended the Company's 2012 annual meeting.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics, which applies to all of the Company's and its subsidiaries' employees, officers, and directors. In addition, the Company maintains procedures for the confidential, anonymous submission of any complaints or concerns about the Company, including complaints regarding accounting, internal accounting controls or auditing matters. Shareholders may access the Code of Business Conduct and Ethics in the Corporate Governance section of the Company's website at www.bostonprivate.com.
Consideration of Director Nominees
The Governance Committee is responsible for identifying, assessing and recommending the slate of candidates to be nominated for election to the Board of Directors of the Company. The Governance Committee uses a variety of methods for identifying and evaluating nominees for Director and the Governance Committee assesses the mix of skills and the performance of the Board as a whole on an annual basis. In the course of establishing the slate of nominees for Director each year, the Governance Committee will consider whether any vacancies on the Board are expected due to retirement or otherwise, the skills represented by retiring and continuing Directors, and additional skills highlighted during the annual Board self-assessment process that could improve the overall quality and ability of the Board to carry out its function. In the event that vacancies are anticipated or arise, the Governance Committee considers various potential candidates for Director. Candidates may come to the attention of the Governance Committee through the business and other networks of the existing members of the Board or from management. The Governance Committee may also solicit recommendations for Director nominees from independent search firms or any other source it deems appropriate, and has most recently sourced non-incumbent candidates through the retention of such independent search firms. When an incumbent Director is up for re-election, the Governance Committee reviews the performance, skills and characteristics of such incumbent Director before making a determination to recommend that the full Board nominate him or her for re-election.
In light of the Board's commitment to the highest quality corporate governance and the changing environment facing the financial services industry, the Board has requested that the Governance Committee develop and implement a plan over the next year to analyze opportunities to improve the effectiveness and efficiency of the Board structure, including an analysis of both the composition and size of the Board as a whole, as well as for the boards of the Company's subsidiaries.

The Governance Committee requires all nominees and candidates to possess the highest personal and professional ethics, integrity and values; to be committed to representing the long-term interests of our shareholders; to be able to devote the appropriate amount of time to be consistently informed about the Company's business and strategy, with a balanced perspective, strong business and financial acumen; and the ability to approach all decision making with a high level of confidence and independence. In addition to reviewing a candidate's background and accomplishments, candidates are reviewed in the context of the current composition of the Board of Directors and the evolving needs of the Company.
Pursuant to guidelines established by the Board, no more than two members of the Board can be executive members, and all others must meet the definition of "independent" under the NASDAQ Rules. On an annual basis, the Governance Committee reviews the "independent" status of each member of the Board to determine whether any relationship is inconsistent with a determination that the Director was independent. The most recent review was undertaken in January of 2013 and, as a result, the Board, after review and recommendation by the Governance Committee, determined that each of the Company's non-executive directors (Ms. Kuenstner, Mrs. Hoffman, and Messrs. Alexander, Colangelo, Morton, Shea, Sinai, and Waters) meets the qualifications for independence in accordance with the NASDAQ Rules.
Directors of the Company are nominated in accordance with the Company's by-laws, which provide that Directors may be nominated (1) by a majority of the Board of Directors, or (2) by any holder of record of any shares of the capital stock of the Company entitled to vote at the annual meeting of shareholders. While the Governance Committee does not have a formal policy regarding the consideration of any Director candidates recommended by shareholders, candidates recommended by a shareholder are evaluated on the same basis as candidates recommended from other sources. A shareholder wishing to nominate a Director separately from the slate of Directors nominated by the Company for the 2013 annual meeting should follow the procedures described in this Proxy Statement under the heading "Submission of Shareholder Proposals for 2014 Annual Meeting." Any shareholder who seeks to make such a nomination for the 2014 annual meeting must be present in person at such annual meeting.

Shareholders' Communications with the Board of Directors
Shareholders wishing to communicate with the Company's Board of Directors should address their communications to the Company's investor relations department by email at investor-relations@bostonprivate.com, by phone at 888-666-1363 or by mail sent to the Company's main address at Ten Post Office Square, Boston, Massachusetts 02109, Attention: Investor Relations. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters should clearly state whether the intended recipients are all members of the Board or certain specified individual Directors. All communications will be reviewed by the Company's investor relations department, which will determine whether the communication will be relayed to the Board or the Director. Except for resumes, sales and marketing communications or notices regarding seminars or conferences, summaries of all shareholder communications will be provided to the Board.

INFORMATION REGARDING EXECUTIVE OFFICERS
The following table lists the name, age and position of each executive officer of the Company.

Name	Age	Position
Margaret W. Chambers	53	Executive Vice President, General Counsel and Corporate Secretary of the Company; Director - KLS Professional Advisors Group, LLC; Secretary - Boston Private Bank & Trust Company.
Clayton G. Deutsch	57
Chief Executive Officer and President of the Company; Director - Boston Private Bank & Trust Company, Anchor Capital Advisors LLC, Bingham, Osborn & Scarborough, LLC, KLS Professional Advisors Group, LLC, Dalton, Greiner, Hartman, Maher & Co., LLC, and the Company.

Martha T. Higgins	49	Executive Vice President, Director - Human Capital Resources of the Company.
David J. Kaye	48	Executive Vice President and Chief Financial Officer of the Company; Director - Bingham, Osborn & Scarborough, LLC, and Anchor Capital Advisors, LLC.
W. Timothy MacDonald	54	Executive Vice President and Chief Risk Officer at both the Company and Boston Private Bank & Trust Company.
Mark D. Thompson	56	Chief Executive Officer and President and Director of Boston Private Bank & Trust Company.
Pursuant to the by-laws of the Company, the President, Treasurer and Secretary of the Company hold office until the first meeting of the Directors following the next annual meeting of shareholders, or any special meeting held in lieu thereof. Other officers shall hold office for the same term described above, unless a shorter term is specified in the vote electing or appointing them.

Margaret W. Chambers. Ms. Chambers is Executive Vice President, General Counsel and Corporate Secretary for the Company. She has over 25 years of experience in the legal arena focusing on financial services matters. She is responsible for overseeing the Company's operations from a legal perspective including merger and acquisition activities, divestitures, regulatory examinations, corporate governance, board materials and relations, regulatory filings, real estate, risk management and compliance, employment and insurance matters. She also works as part of the executive management team on strategic planning and related matters. Prior to joining the Company in2002, Ms. Chambers served as Executive Vice President and General Counsel for Funds Distributor, Inc., a Boston Institutional Group company. Before joining Funds Distributor, she served as Vice President and Assistant General Counsel at the investment management firm of Loomis, Sayles & Company, L.P. Prior to her position with Loomis, she was an associate with the law firm of Ropes & Gray focusing on securities regulatory matters, including investment company, investment advisory, broker-dealer, and securities offering matters. Ms. Chambers serves on the Board of Directors of KLS Professional Advisors Group, LLC, and is the secretary of Boston Private Bank & Trust Company, both of which are affiliates of the Company. Ms. Chambers is a member of the Company's Leadership Team.
Martha T. Higgins. Ms. Higgins joined the Company in 2008 as Executive Vice President, Director-Human Capital Resources. She is responsible for enterprise-wide human capital initiatives and serves as an advisor to senior management and to the Company's affiliate partners on human capital strategy, workforce planning and overall workforce effectiveness. In addition, she supports the Company's Board Compensation Committee and is a member of the Company's Leadership Team. Prior to joining the Company, Ms. Higgins was a Senior Consultant at W.T. Haigh & Company, an executive compensation and human resources consulting firm in Cambridge, Massachusetts, which serves as independent advisor to the Company's Compensation Committee. She has over 20 years of experience working in the financial services industry. Ms. Higgins started her career at The Boston Company and also worked for Fidelity Investments as a Senior Compensation Consultant.
David J. Kaye. Mr. Kaye joined the Company in 2007 as Executive Vice President and Chief Financial Officer. Before joining the Company, Mr. Kaye served as Senior Vice President and Chief Financial Officer for Columbia Management, Bank of America's asset management organization. He led a team of finance professionals with responsibility for all financial reporting for the organization and served as a strategic advisor to the group's President. Prior to that position, Mr. Kaye was the Chief Financial Officer of Bank of America's Private Bank. Previously, Mr. Kaye was the Vice President and Controller for Goldman Sachs Asset Management, heading a team that performed all financial reporting functions for the division. Earlier in his career, he held several finance positions at Lehman Brothers, and was a consultant with Coopers & Lybrand Consulting. He is a Certified Management Accountant (CMA). Mr. Kaye is a member of the Company's Leadership Team that is responsible for developing the Company's strategy and serves on the Board of Directors of Bingham, Osborn & Scarborough, LLC, and Anchor Capital Advisors, LLC, both of which are affiliates of the Company.
W. T. MacDonald. Mr. MacDonald joined the Company in 2009 as Senior Vice President, Deputy Chief Risk Officer and has served as a key member of the Company's Enterprise Risk Management Group. In March 2011 he was appointed Senior Vice President and Chief Risk Officer of Boston Private Bank & Trust Company. In January 2013, Mr. MacDonald was elected Executive Vice President and Chief Risk Officer of the Company and he is a member of the Company's Leadership Team. He continues to serve as Chief Risk Officer of Boston Private Bank & Trust Company. As Chief Risk Officer, he assumes the Chair of the Risk Management Oversight Committee at the Bank and serves as a member of the bank's key governing committees, including its Policy Group. He previously held key positions at GE Capital, where he was responsible for overseeing various initiatives as Vice President of Risk Monitoring and Controllership. Mr. MacDonald has also worked with KPMG, the Federal Reserve Bank of Boston and Shawmut Bank. He is a Chartered Financial Analyst charterholder and an active member of PRMIA (Professional Risk Managers' International Association) where he volunteers as a member of the Steering Committee for the Boston Chapter.
Mark D. Thompson. Mr. Thompson is the chief executive officer and president of Boston Private Bank & Trust Company and is also on the Bank's board of directors. He has been a member of the Company's Leadership Team since September 2010. In his role, Mr. Thompson is responsible for the overall performance of the Company's private bank. He joined Boston Private Bank & Trust Company in 1994 and served as executive vice president and treasurer from 1994-2001, president from 2001-2003 and Chief Executive Officer from 2003 to the present. Prior to joining Boston Private Bank & Trust Company, Mr. Thompson was an Executive Vice President and founding officer of Wainwright Bank & Trust Company and was vice president - Private Banking at Boston Safe Deposit & Trust Company.
For biographical information regarding Clayton G. Deutsch see "Information Regarding Directors."

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
This Compensation Discussion and Analysis ("CD&A") describes the Company's executive compensation philosophy, programs and policies for 2012, and key elements of the 2013 program. The CD&A describes how the Compensation Committee of the Company's Board of Directors (the "Committee") determined 2012 compensation for the Company's executives, including the persons identified as NEOs in this Proxy Statement. The NEOs included are:
•Clayton G. Deutsch, Chief Executive Officer and President
•David J. Kaye, Executive Vice President and Chief Financial Officer
•Mark D. Thompson, Chief Executive Officer and President, BPBTC
•James D. Dawson, Executive Vice President (Separated as of December 28, 2012)
•Margaret W. Chambers, Executive Vice President and General Counsel
•Martha T. Higgins, Executive Vice President and Director of Human Capital Resources
All compensation actions taken in 2012 and recommended for 2013 reflect the Company's commitment to shareholder-aligned governance and compensation arrangements. The compensation philosophy and related actions are intended to reward sustained, long-term performance and returns for shareholders consistent with the Company's overall risk profile and the Company's three-year strategic and financial plan. These plans are reviewed annually by the Company's Board of Directors.
The Company's executive compensation programs and policies are designed to reflect our ongoing commitment to:

•	Deliver market-competitive total compensation to the Company's senior executives.

•	Weight compensation toward rewards that are contingent upon achieving performance objectives.

•	Align performance targets and related compensation levels with shareholder value creation.

•
Directly link performance compensation (bonus and equity awards) with a robust set of strategic and financial metrics established by the Committee of the Board to support the Company's long-term high performance.

2012 Operational and Financial Highlights
The Company increased profitability and delivered higher returns for our shareholders in 2012, reflected in the following metrics:
•GAAP Net Income increased from $39.1 million in 2011 to $53.3 million in 2012 (an increase of 36.7%).
•GAAP Earnings Per Share (EPS) rose from $0.46 in 2011 to $0.61 per share in 2012 (an increase of 32.6%).
•Return on Average Equity (ROAE) increased from 7.3% in 2011 to 9.2% in 2012 (an increase of 26%).

•	Total stock price appreciation in 2012 was 13.5%, following a strong 21% increase in 2011, and outperforming the KBW Regional Bank Index (KRX) of 10.5% in 2012.
•Total Shareholder Return (TSR) -- stock price appreciation plus dividends -- was 14.0% in 2012 and 21.9% in 2011.
The Company's cumulative stock price appreciation from August of 2010 (Mr. Deutsch's arrival) through December of 2012 was 35.9%, outperforming both the KBW Regional Banking Index gain at 11.5% and the S&P 500 gain of 26.7% for the same time period.
    The Company completed a multi-year restructuring program as part of management's commitment to building core profitability and achieving the Company's long-term stated ROAE target of 12%. At the same time, the Company continued to reduce its risk profile, strengthen its balance sheet, enhance portfolio construction and product diversification and build its capital base. Select examples of the foregoing include:

•	Expense savings of $10 million identified in 2012 as part of a Company-wide restructuring program (impact anticipated to be realized in 2013 and future years).

•	Non-Performing Assets (NPA) as a percentage of Total Assets, as of December 31, 2012, decreased to 1.05% from a fourth quarter level of 1.21% in 2011 and 1.95% in 2010.

•	Tangible Common Equity (TCE) to Tangible Assets (TA) increased to 7.7% in 2012 from 7.4% in 2011 and 6.3% in 2010.

•	TCE/Risk-Weighted Assets (RWA) increased to 10.5% in 2012 from 10.3% in 2011 and 9.4% in 2010.
In addition to progress against key financial metrics, the Company made progress against key strategic milestones including:

•	Completed the post-merger integration of all of our Private Banking businesses, operations, and staff.

•	Simplified the Company's business model through a significant streamlining and restructuring of the Company's senior executive team.

•	Completed the sale of Davidson Trust Company to Bryn Mawr Trust Company.

•	Announced the sale of the Pacific Northwest offices of Boston Private Bank & Trust Company to Sterling Financial Corporation, with an expected close in the second quarter of 2013.

•	Successful balance sheet management and overall enterprise-wide risk management.
Pay Versus Performance Relative to Bank Peer Group
In October 2012, the Company's independent compensation consultant,W.T. Haigh & Company, conducted a pay for performance analysis for the Committee. This analysis compared the Company's actual paid compensation for select NEOs in 2012 and performance (TSR for one and three years and ROAE growth year-over-year) to the pay and performance of peer banks for the same period. The conclusion, as indicated in the chart below, was that the Company's performance ranked in the top quartile (85th percentile) while compensation ranked in the mid-market range (60th percentile).
Shareholder Say-on-Pay Votes
The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Company's 2012 annual meeting of shareholders, 90% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal to approve the executive compensation. The Committee believes this affirms shareholders' support of the Company's approach to executive compensation, and the Committee did not change its general approach in 2012. The Committee will continue to consider the outcome of the Company's say-on-pay votes when making future compensation decisions for its NEOs.

Compensation Components and Mix of Compensation

The Company's direct compensation components consist of base salary, performance-based annual incentives, performance-based equity incentives and service-based equity incentives. The Company continues to emphasize performance-based, variable pay in its executive compensation programs. For example, annual incentives can range from 0% of target awards up to 200% of target awards based on performance that is typically measured over one year within the framework of a three-year performance horizon. Equity incentives consist of a combination of time-based restricted stock (40% of targeted equity compensation award for 2012) and performance-based restricted stock or "performance shares" (60% of targeted equity compensation award for 2012). Performance shares vest only if and to the extent earned based on the achievement of three-year, forward-looking metrics. The Company's overall executive compensation mix is targeted to approximate one-third base salary and two-thirds annual and equity incentives. The Company intends to continue to evolve this mix more heavily towards long-term performance-based equity incentives over time. The following chart illustrates the mix of fixed (base salary) versus variable (incentives/equity) pay, and also performance-based versus service-based pay for the Company's NEOs:
Principles for Setting Compensation Levels
Factors considered by the Company in setting executive compensation levels include:

1.	Performance of the Company (short-term and long-term results generally against pre-established targets/goals and in relation to results of peer companies)

2.	Risk analysis (compensation to encourage executives to take appropriate but not excessive risk)

3.	Alignment with shareholder value creation

4.	Retention of the executive team

5.	Overall cost (relative to budget and other financial considerations)

6.	Internal relationships/relative value of positions

7.	Market competitiveness

8.	Regulatory requirements and guidelines

The Company's compensation programs and policies are designed to:

•	Increase weighting of performance-oriented compensation versus base salary, with increasing emphasis on long-term results.

•	Increase weighting for performance share awards versus time-lapse restricted shares in the mix of equity grants.

•	Reward multi-year performance, and achievement of specific performance metrics, designed to:

◦	Reinforce the Company's lowered risk profile and specifically align with principles established as part of the Company's annual risk review of incentive programs.

◦	Position the Company for growth and profitability.

◦	Reinforce priority focus on ROAE and GAAP Net Income as primary performance metrics for executive incentive plans.

•	Emphasize equity compensation and long-term stock ownership by executives (and Board members).

•	Continue a policy of reducing and eliminating executive gross-ups.

•
Continue a policy of claw-back provisions in executive incentive plans calling for the repayment of bonuses in the event of material financial misstatements. In this regard, the Company incorporated claw-back provisions into the equity awards granted to executives in 2011 and 2012 and intends to continue this practice, subject to any changes in applicable laws regarding claw-backs.

•
Continue a policy of reducing and eliminating luxury/status benefits or SERPs, and promote the use of annual flexible benefit accounts (with fixed dollar limits) that support executives in managing their personal lives given the amount of time that is required to manage the Company.

 Base Salary
The Committee reviews the base salaries of its NEOs each year, with salary increases taking effect on January 1. Salary increases are generally based on an executive's performance within specific areas of accountability, external market competitiveness and internal budget considerations. The Chief Financial Officer was the only executive to receive a base salary increase (13.3% increase) in 2012 based on competitive market considerations. There were no salary increases for any of the NEOs in 2013.
Annual Executive Incentive Plan
The Committee established an annual incentive target for each NEO for 2012, stated as a percent of base salary. Incentive target levels are based on each executive's role, organization level, impact on annual performance and competitive considerations. Executives can earn from 0% up to 200% of target based on performance against pre-defined metrics. Targets are reviewed annually by the Committee and adjusted as appropriate to consider market competitiveness and desired mix of annual and long-term incentives. In 2012, the Board and Committee established a Balanced Scorecard framework for compensation actions in 2012 that weighted both primary and secondary financial goals important to the Company's return to profitability and sustainable growth. Details of this performance-based framework, associated financial metrics, the Company's achievement of these metrics and the Committee's determination with respect to overall performance are detailed in the scorecard below.

	2012 Targeted Performance Levels	2012 Actual Performance Levels and Weighted Funding
	Target	Result	Weighted Funding*
I. Primary Financial Metrics (50% overall weighting)
ROAE	8.9%	9.2%	36.4%
GAAP Net Income ($millions)	$53	$53	20.5%

II. Secondary Financial Metrics (50% overall weighting)
TCE/RWA vs. Peers	Median	Median	8.5%
Efficiency Ratio	70%	73%	5.6%
NPA/Assets vs. Peers	Median	29th%	—%
Loan Growth (year-over-year)	8%	9.5%	15.9%
AUM Net Flows ($ in millions)	$1,465	$621	5.6%
Revenue Growth (year-over-year)	3%	—%	—%
Total Funding Level (% of Target)			92.5%

*
Determined by the Committee based on results versus target. The Committee exercised its negative discretion in developing overall funding based on a maximum incentive pool available for financial performance under the Annual Executive Incentive Plan of $4.6 Million. The Committee, in consultation with the Company's management and W. T. Haigh & Company, selected each of the primary and secondary financial metrics to align executive behaviors with critical strategic priorities that were approved by the Board as part of the Company's 2012 Strategic Plan. These goals are long-term in nature and were selected to drive long-term profitability and financial strength. Based on a comprehensive review by the Committee, with input from the full Board, it was determined that the Company met its earnings targets identified and, as noted above, a total incentive pool of approximately 92.5% of target bonus awards was approved for the Company's executive positions.

The following table outlines the annual incentive targets for 2012 and the actual bonus received by each NEO:.
TARGET AND ACTUAL BONUS DETAILS

Executive	Base Salary	Target Bonus % of Base Salary	Target Bonus	Minimum (0% of Target)	Maximum (200% of Target)	Actual Bonus	Actual as % of Target (2)
C. Deutsch	$675,000	125%	$843,750	—	$1,687,500	$780,500	92.5%
D. Kaye	425,000	100%	425,000	—	850,000	393,125	92.5%
M. Thompson (1)	730,000	68%	500,000	—	1,000,000	516,500	103.3%
M. Chambers	360,000	100%	360,000	—	720,000	333,000	92.5%
M. Higgins	250,000	75%	187,500	—	375,000	173,438	92.5%

(1)
Mr. Thompson's Target Bonus is 100% of his "Bonus Eligible Base Salary" of $500,000, which equates to 68% of his current total base salary of $730,000. Mr. Thompson earned his 2012 bonus based 80% on the Bank's performance (performance factor of 106% of target) and 20% on the Company's performance (performance factor of 92.5% of target) for a blended result of 103.3% of his target bonus. The Bank's performance scorecard included the same metrics as the Company scorecard detailed above with one additional metric: Deposit Growth. While the Company scorecard results were based on the consolidated performance of the Company and all of its affiliates, the Bank scorecard results were based solely on the Bank's performance.

(2)
All executive bonuses equal 92.5% of their target bonus with the exception of Mr. Thompson, who was paid a bonus based on Company and Bank performance as described above. Mr. Dawson's bonus is excluded from the above table as his bonus was negotiated as part of his separation package, and not based on or paid under the Company's Annual Incentive Bonus Plan and the performance factors described above. Mr. Dawson's Bonus is included in the "Bonus" column in the Summary Compensation Table. Mr. Dawson's separation package with the Company is discussed below under the heading "Separation Agreements."

Equity-Based Long-Term Incentives
Overview of Program:
The Committee considers long-term equity-based compensation to be an integral part of the Company's compensation program and grants equity each year to its NEOs, typically in the May time frame. The Company's primary grant forms for its executives are:
1. Performance Shares (60% of an executive's target award value), and
2. Time-vested Restricted Stock (40% of an executive's target award value).
The Committee reviews the mix of grant forms annually. Performance shares are earned and vest at the end of the three-year performance period only if and to the extent targeted results are achieved within the acceptable performance range (threshold tosignificant over-achievement) as determined by the Committee. Performance shares are forfeited in the event that targeted results are not achieved. Time-vested restricted stock will vest in full three years from the date of grant subject to the executive's continued employment through the vesting date.
Vesting of Performance Share Award for the 2010-2012 Performance Period:
The performance shares for the 2010-2012 performance period vested and the Company's NEOs earned 150% of the targeted performance shares based on GAAP EPS performance. The Company earned EPS of $.61/share in 2012 (which exceeded the target goal for the performance period of $.51 and the outperformance goal for the performance period of $.56). The following table outlines these vested awards:

Executive	Grant Date	Target Number of Shares	Performance Metric Achieved	Total Shares Vested Based upon Performance	Fair Value of Total Shares Vested at Vest Date
C. Deutsch	7/31/2010	61,774	150%	92,661	$865,454
D. Kaye	5/14/2010	26,132	150%	39,198	366,109
M. Chambers	5/14/2010	23,519	150%	35,279	329,506
M. Higgins	5/14/2010	13,066	150%	19,599	183,055
J. Dawson (1)	5/14/2010	19,538	150%	29,307	273,727
(1) Mr. Dawson's 2012 time-vested restricted grant was pro-rated to 3,796 shares which resulted in his forfeiting 14,534 shares of the original award and his 2012 performance grant was pro-rated to 5,695 shares which resulted in his forfeiting 21,800 shares of the original award.
2012 Equity Awards:
In 2012, the Company granted equity awards to its NEOs of performance shares and time-vested restricted stock under the Company's 2009 Stock Option and Incentive Plan.
The total long-term incentive award values set forth below were approved by the Committee on April 24, 2012 (April 25th by the Board for the President and CEO). For 2012, 60% of the grant date fair value of the award was delivered in the form of performance shares and 40% of the grant date fair value of the award was delivered in the form of time-vested restricted stock. The approved values were converted to a fixed number of restricted shares and performance shares using the daily average stock price for the 30 days prior to the conversion date of $9.82 per share. The conversion price was approved by the Committee on April 24, 2012. This methodology is used to provide an equity award that considers the share price of the Company over the prior 30-day period, as opposed to a single trading day. Once the number of shares was determined and approved by the Committee, shares were granted at the closing price of $9.05 on May 15, 2012, the approved grant date under the Company's equity grant policy. Awards were determined based on each executive's performance, criticality of position and relevant employment agreement terms, as applicable.
The 2012 performance shares will be earned or forfeited based on the Company's performance for the January 1, 2012 to December 31, 2014 period, following the conclusion of such performance period, with 0-150% (0-180% with +/-20% adjustment described below) of the shares earned tied to the Company's achievement of the following metrics:

1.	Primary Metric: ROAE versus the internal 2014 goal of 12%.

2.	Secondary Metrics: The Committee may adjust total shares earned based on the primary ROAE metric by +/- 20% based on the following secondary performance considerations:

•	TCE/RWA in 2014 versus peers.

•	Efficiency Ratio in 2014 versus internal three-year goal.

•	Revenue Growth versus peers.

•	NPA/Assets versus peers.
The 2014 ROAE goal was selected as the primary metric to motivate attainment of a three-year ROAE target tied to the Company's three-year strategic plan. Secondary metrics were also designed to align with the Company's critical capital, expense management and growth objectives over the same three-year period.

Actual equity grants awarded to the Company's NEOs in 2012 are set forth in the table below. As described further in the footnotes below, a significant portion of the stock awards (60% of the total) must be earned based on performance with the potential for an earn-out of 0% to 180% of the target performance shares awarded.

GRANT DATE FAIR VALUE OF AWARDS TABLE

	2012 Awards
		Time-Vesting Restricted Stock		Performance-Based Restricted Stock
Executive	Grant Date	Number of Stock Awards	Grant Date Fair Value (1)	Target Number of Shares Granted	Grant Date Fair Value: Target (1)	Maximum Number of Shares Potentially Earned (2)	Grant Date Fair Value: Maximum (1)
C. Deutsch	5/15/2012	41,242	$373,240	61,864	$559,869	111,355	$1,007,763
D. Kaye	5/15/2012	11,456	103,677	17,184	155,515	30,931	279,926
M. Thompson	5/15/2012	20,367	184,321	30,550	276,478	54,990	497,660
M. Chambers	5/15/2012	10,998	99,532	16,497	149,298	29,694	268,731
M. Higgins	5/15/2012	5,092	46,083	7,637	69,115	13,746	124,401
J. Dawson (3)	5/15/2012	18,330	165,887	27,495	248,830	49,491	447,894

(1)	Based upon the closing prices on May 15, 2012 of $9.05.
(2) Maximum shares potentially earned is equal to 180% of the target performance shares granted.

(3)
Mr. Dawson's 2012 time-vested restricted grant was pro-rated to 3,796 shares, which resulted in his forfeiting 14,534 shares of the original award, and his 2012 performance grant was pro-rated to 5,695 shares, which resulted in his forfeiting 21,800 shares of the original award.

Outstanding Matching Restricted Stock/Inducement Awards for Mr. Deutsch and Mr. Thompson:
A key component of Mr. Deutsch's and Mr. Thompson's employment agreements included one-time matching restricted stock awards. These grants enhance the Company's ability to retain Mr. Deutsch and Mr. Thompson by vesting shares in three equal installments on each of the third, fourth and fifth anniversaries of the grant date. Additionally, they provide a significant incentive to Mr. Deutsch and Mr. Thompson to make a substantial direct investment in the Company. Terms of the awards stipulate that the grants will be forfeited if Mr. Deutsch and Mr. Thompson do not purchase an equivalent number of shares of Company stock before, in the case of Mr. Deutsch, the second anniversary of his commencement date, and in the case of Mr. Thompson, the third anniversary of the effective date of his employment agreement, and hold such stock through certain vesting dates. Mr. Deutsch's matching restricted stock award was granted on July 31, 2010 (called the "inducement award" and described in the Company's 2011 Proxy Statement) with a grant date fair value of $2 million (302,572 shares). As of December 31, 2012, Mr. Deutsch had satisfied 100% of his $2 million purchase requirement. Mr. Thompson's matching restricted stock award was granted on May 13, 2011 with a grant date fair value of $600,000 (93,458 shares). As of December 31, 2012, Mr. Thompson had purchased 45,454 shares and satisfied 49% of his purchase requirement.
Equity Grant Policy
The Company has adopted an Equity Grant Policy, as amended July 2012, to ensure that its equity granting practices are maintained in strict compliance with the Company's equity plans, policies and all applicable laws, and specifically to prevent backdating of any equity grant, or manipulation of the timing of equity grants with the public release of material information with the intent of benefiting a grantee under an equity award. The policy became effective for equity grants made after March 31, 2007. The Company's policy is that equity grants occur on a pre-established day during each calendar quarter after the Company's financial results for the prior quarter have been publicly disclosed. Accordingly, the grant date for all equity grants is generally the 15th day of the month (or the last business day before the 15th day of the month) following the quarterly Board meeting. The grant date shall not precede the date the grant was authorized by the Committee, and the grant date for any new hire shall not precede the employee's date of hire. In addition, the policy provides that all awards and award terms are approved by the Committee in advance of the grant date; the Company's executives do not have an ability to select a grant date; and the option exercise price is the closing price of the underlying stock on the date of grant.
Executive Stock Ownership and Share Retention Guidelines
The Committee implemented executive stock ownership guidelines in July 2008 and revised these guidelines in July 2012 to increase the fixed share minimums. The requirements in the guidelines are expressed as the lesser of a multiple of an executive's base salary or a fixed number of shares. The Company and the Committee review executive officer stock holdings versus the ownership guidelines at least annually.

Ownership guideline multiples are five times base salary for the CEO and one to three times base salary for other NEO positions. NEOs must meet the lesser of the fixed share guideline (337,500 for the CEO and 25,000 - 219,000 for other NEO positions) or the salary multiple guideline. As of December 31, 2012, all executives had met the stated minimum ownership requirements.
In addition, there is a holding requirement equal to 50% of profit shares (net shares after cost of purchase, if any, and tax liability) until the minimum threshold is attained .
Based on the beneficial ownership calculation as reported in this Proxy Statement, as of December 31, 2012, the CEO owned 1.10% and other NEOs (excluding former executive officers) as a group owned 1.15% of the Company's common stock.
Peer Group and Total Compensation Market Benchmarking
The Committee approved an updated peer group in October 2012 to be used for future compensation and performance comparisons. This peer group, listed below, includes 15 banks which were selected based on similar size in assets and revenues; revenue mix; private banking business orientation; and, as much as possible, markets and geographic locations, a key factor in the Company's ability to attract and retain key private banking and investment talent.
Selecting a peer group purely on comparable asset size does not meet the Company's screening criteria in terms of including banks that are located in comparable geographic, metropolitan locations with a private banking (versus retail branch) orientation, and a higher fee-based revenue mix. The Company eliminated SVB Financial Group from the 2012 peer list to more appropriately represent its current business mix, competitive geographic markets and private banking segment focus as SVB Financial is heavily focused on Venture Capital with an increasing international business. All other banks included in the Company's updated peer group were included in the 2012 peer group, as follows:.

Brookline Bancorp, Inc.	National Penn Bancshares, Inc.
Bryn Mawr Bank Corporation	PacWest Bancorp
Cullen/Frost Bankers, Inc.	PrivateBancorp, Inc.
Signature Bank	First Republic Bank
CoBiz Financial Inc.	Washington Trust Bancorp, Inc.
City National Corporation	Webster Financial Corporation
Independent Bank Corporation	Wintrust Financial Corporation
MB Financial, Inc.
This peer group is a market frame of reference for compensation and performance comparisons. In addition, W.T. Haigh & Company, the Company's independent consultant, will provide other relevant market reference points such as broader financial services and general industry compensation survey data covering companies of similar size to augment this peer group data, if appropriate.
The last market compensation review was conducted by W.T. Haigh & Company in the first quarter of 2013 for the Company's CEO and other select executive positions. Based on the market comparative data used, the Company's overall compensation position for executive positions was determined to be competitive with market (mid-market range). Actual compensation versus market will vary year-to-year based on overall Company performance, individual contributions and cost considerations.

Role of Compensation Committee, Outside Advisors and Management in Compensation Decisions
The Committee, pursuant to its charter, provides management and the Board with guidance on matters of executive and director compensation and related benefits. The Committee meets in executive sessions when discussing CEO performance and specific actions related to CEO compensation. The Committee approves all compensation actions with respect to the Company's CEO, and recommends to the Board of Directors that the Board of Directors also approve such compensation actions. The Committee approves all compensation actions for the Company's other executive officers after reviewing the recommendations of the CEO. The Committee relies on management and outside advisers for staff work and technical guidance in conducting its affairs. It retains full authority to engage independent third party advisers, and for the past several years has retained W. T. Haigh & Company to conduct independent studies and provide objective advice on executive and director compensation. W. T. Haigh & Company's primary role with the Company is as independent adviser to the Committee on executive compensation matters. In 2012, W.T. Haigh & Company played a significant advisory role with respect to executive pay versus performance, market benchmarking and a review of Board compensation, and provides ongoing support to the Committee in executive compensation matters. From time to time, W.T. Haigh & Company works directly with management with the consent of the Committee. However, in 2012, W.T. Haigh & Company's services related solely to Committee matters and no conflicts of interest were noted.
The Company also retains Goodwin Procter LLP for legal services on executive compensation matters, including drafting of legal plan documents. The Company may use other firms from time to time in the normal course of business.
Executive Benefits and Perquisites

•
The Company has been scaling back on executive benefits and perquisites over the past several years. For example, the Company no longer offers a CEO SERP benefit, has eliminated all gross-up payments for its executive officers, and has discontinued offering change-in-control benefits for new employees. Any change-in-control benefits that currently exist are "grandfathered" benefits and are "double trigger" benefits coupled with non-solicitation and other Company protections.

•
NEOs are entitled to a flexible benefit amount to be used for financial products and services including life insurance, financial planning, long-term care insurance and other health and wellness benefits that enable the executives to better manage and balance their personal lives given the amount of time spent at work. The flexible amount is a fixed maximum annual benefit ranging from $65,000 for the CEO and $10,000 to $40,000 for other NEOs. NEOs are also eligible for an annual physical exam. The full value of all perquisites is reported as income to the individuals and, accordingly, is taxable. The flexible benefit may not be used for any type of personal luxury or entertainment expenditures. In addition, Mr. Thompson participates in a long-term care and long-term disability insurance program sponsored by Boston Private Bank & Trust Company, which was in effect prior to the effective date of his employment agreement with the Company.

NEOs are also eligible for Company-sponsored benefit programs available broadly to Company employees, including healthcare and dental benefits, short-term and long-term disability, life insurance, a 401(k) Profit Sharing Plan and the Company's Employee Stock Purchase Plan. The Board of Directors revised its Company-wide luxury expenditure policy in July 2012. The Company's Excessive and Luxury Expenditure Policy is posted on the Company's website.
Employment Agreements and Executive Severance and Change in Control Agreements
To maintain management continuity in the event of a change in control of the Company, the Company has change in control agreements with all of the Company's NEOs, except Mr. Deutsch and Mr. Thompson, who have each entered into employee agreements with the Company described below.
The Company's change in control agreements provide a severance payment equal to 2.5 times an executive's annual cash compensation as defined in the agreements, and a pro-rated bonus for the year in which the change in control occurs. Any equity awards granted on or after May 15, 2011 are or will be subject to "double trigger" vesting (as opposed to accelerated vesting) in the event of a change in control in which an assumption of the award occurs.
All of the Company's change in control arrangements are "double trigger" arrangements (i.e., benefits are paid in the event that there is both a change in control and a termination of employment following certain triggering events, for example elimination of the executive's position, as defined in the agreements) and limit payments so that no payments can be deemed to be "parachute payments" under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), and no excise tax gross-ups are provided.
As part of their employment agreements, and in lieu of change in control agreements, Mr. Deutsch and Mr. Thompson were given separate severance protection at two times their annual cash compensation if their employment is terminated by the Company without "cause" or by the executives for "good reason," each as defined in their employment agreements.
Payments and benefits payable to the NEOs in connection with a termination of employment or change in control are discussed in greater detail under "Executive Agreements and Potential Payments Upon Termination or Change in Control."

Separation Agreements
On October 30, 2012, the Company entered into a separation agreement with Mr. Dawson. Under the terms of the separation agreement, Mr. Dawson received the following payments and benefits, subject to a release of claims against the Company:

•	Continued payment of his base salary of $450,000 for a one-year period following his separation date of December 28, 2012.

•	Supplemental payment in the amount of $850,000, payable as a lump-sum, in recognition of Mr. Dawson's 16 years of service and significant contributions to the Company.

•	A bonus in the amount of $450,000 in lieu of any bonus payable under the Company's executive bonus plan for 2012, payable as a lump-sum.

•	Payment of the final installment of the special retention award granted to Mr. Dawson in August 2009 in the amount of $66,667, payable in a lump-sum.

•
Certain health and outplacement benefits, including payment with respect to continuation coverage under COBRA for up to 12 months in the same proportion as if Mr. Dawson had remained employed and a lump-sum payment of $52,320 in connection with the transfer of a Long-Term Care Insurance Policy presently maintained by the Company.

•	Accelerated vesting with respect to a pro-rated number of shares of time-vesting restricted stock, calculated based on the number of days from the applicable grant date to the date of separation.
Mr. Dawson remains eligible to vest in a pro-rated portion of outstanding performance share awards held by Mr. Dawson, based on the number of days Mr. Dawson was employed from the applicable grant date through the date of separation during the applicable performance period, if any only if, and to the extent that such shares are earned based on the performance targets established for the applicable performance period.
Outstanding vested options held by Mr. Dawson remain exercisable in accordance with their applicable terms.
Executive Deferred Compensation Plan
The Company offers a deferred compensation plan that enables certain executives, including each of the NEOs, to defer a portion of their income. Amounts deferred are excluded from an executive's taxable income and are not deductible by the Company until paid. Executives select from a limited number of mutual funds and the deferred amounts are increased or decreased to correspond to changes in market value of these underlying hypothetical mutual fund investments. Any increase in value is recognized as compensation expense. The Company maintains a Rabbi trust with respect to these obligations. None of the NEOs participated in the Executive Deferred Compensation Plan in 2012, although Mr. Thompson and Mr. Dawson had outstanding deferred compensation balances as of December 31, 2012 from deferrals from prior years.

 Tax, Regulatory and Accounting Implications
The Company believes it is in compliance with respect to all tax, regulatory and accounting standards. Furthermore, the Committee will continue to review each element of compensation and take the appropriate steps to ensure tax deductibility to the extent permitted under applicable law and to the extent this can be accomplished without sacrificing flexibility and other important objectives of the overall compensation program for its executives.

Compensation Committee Report
The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Proxy Statement.
Submitted by the Compensation Committee of the Board:
Lynn Thompson Hoffman, Chair
Eugene S. Colangelo

William J. Shea
Stephen M. Waters

Executive Compensation Tables
The following tables and footnote disclosures set forth information concerning the compensation paid to or earned by the NEOs, including the CEO, the Chief Financial Officer and the next three most highly compensated executive officers of the Company, who served in such capacities during 2012 and for one additional individual for whom disclosure would have been provided had he been serving as an executive officer at the end of 2012.
SUMMARY COMPENSATION TABLE

(a)	(b)	(c)		(d)		(e)		(f)		(g)		(h)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards Grant Date Fair Value ($)(5)		Non-Equity Incentive Plan Compensation ($)(7)		All Other Compensation ($)		Total ($)
Clayton G. Deutsch	2012	$675,000		0		$933,109	(6)	$780,500		$95,226	(8)	$2,483,835
CEO and President	2011	675,000		—		920,711		1147500		89,231		2,832,442
	2010	282,981	(2)	—		3,154,067		180,000	(2)	72,924		3,689,972

David J. Kaye	2012	425,000		33,333	(3)	259,192	(6)	393,125		26,470	(8)	1,137,120
Executive Vice President and Chief Financial Officer	2011	375,000		33,333	(3)	255,754		535,000		24,990		1,224,077
	2010	375,000		33,333	(3)	414,976		190,000		9,402		1,022,711

Mark D. Thompson	2012	730,000				460,799	(6)	516,500		80,159	(8)	1,787,458
CEO and President, BPBTC	2011	730,000		—		1,800,001		736,000		79,047		3,345,048
	2010	730,000		—		442,647		530,000		35,046		1,737,693

Margaret W. Chambers	2012	360,000		33,333	(3)	248,830	(6)	333,000		31,213	(8)	1,006,376
Executive Vice President and General Counsel	2011	360,000		33,333	(3)	245,520		480,000		29,362		1,148,215
	2010	360,000		33,333	(3)	373,482		180,000		11,469		958,284

Martha T. Higgins	2012	250,000		25,000	(3)	115,198	(6)	173,438		19,655	(8)	583,291
Executive Vice President

James D. Dawson (1)	2012	450,000		516,667	(3), (4)	414,717	(6)	—		894,119	(8)	2,275,503
Executive Vice President	2011	450,000		66,667	(3)	409,210		600,000		38,997		1,564,874
	2010	450,000		36,111	(3)	311,232		150,000		27,950		975,293

(1)	Mr. Dawson separated from the Company effective December 28, 2012.
(2)	Reflects pro-rata salary and bonus as Mr. Deutsch's employment commenced on July 31, 2010.

(3)
In 2009, Messrs. Kaye and Dawson, Ms. Chambers and Ms. Higgins, received retention bonuses of $100,000, $200,000, $100,000 and $75,000 respectively, all vesting over a three-year period. These amounts reflect the amount earned in each year of the vesting period.

(4)	Mr. Dawson received a discretionary bonus in the amount of $450,000 as part of his separation agreement.

(5)
The amounts in column (e) reflect the grant date fair value of the equity awards in accordance with ASC Topic 718, Compensation-Stock Compensation ("ASC 718") pursuant to the 2009 Stock Option and Incentive Plan. Information about the assumptions used to value these awards can be found in Part II. Item 8. "Financial Statements and Supplementary Data - Note 18: Employee Benefits" of the Company's 2012 Annual Report on Form 10-K.

(6)
2012 Stock Awards Grant Date Fair Value data includes performance shares which could, based on performance, result in the earn-out of additional shares for above target outperformance (and an increase in the grant date fair value, based on the incremental shares earned, using the original $9.05 price).

	Named executive	Target performance shares granted	Maximum shares potentially earned	Increase in grant date fair value based on incremental shares that may be earned at maximum performance level
	Clayton G. Deutsch	61,864	111,355	$447,894
	David J. Kaye	17,184	30,931	124,410
	Mark D. Thompson	30,550	54,990	221,182
	James D. Dawson	27,495	49,491	199,064
	Margaret W. Chambers	16,497	29,694	119,433
	Martha T. Higgins	7,637	13,746	55,286

(7)
The amounts in column (f) reflect the annual incentive awards to the named individuals under the 2010, 2011 and 2012 Annual Executive Incentive Plan. Mr. Deutsch's 2010 bonus was earned for a partial year based on his employment date of July 31, 2010. Mr. Thompson and Mr. Dawson were subject to TARP bonus restrictions. As such, Mr. Thompson did not earn or accrue a bonus for the period from June 15, 2009 through June 16, 2010, and Mr. Dawson did not earn or accrue a bonus for the period from January 1, 2010 through June 16, 2010.

(8)	All Other Compensation is composed of the following amounts:
	Compensation item	Clay Deutsch	David Kaye	Mark Thompson	Margaret Chamber	Martha Higgins	James Dawson
	Matching contribution to 401(k) plan	$7,500	$7,500	$7,500	$7,500	$7,500	$7,500
	Dividends paid on unvested stock grants	19,976	3,714	10,385	3,713	2,155	4,319
	Executive medical services	2,750	—	—	—	—	2,300
	Life insurance premiums	57,708	4,814	30,000	—	—	3,740
	Long-term disability premiums	7,292	—	8,568.29	—	—	10,724
	Long term care premiums	—	10,442	13,706	20,000	10,000	13,080
	Tax and financial planning	—	—	7,500	—	—	—
	Fitness fees	—	—	2,500	—	—	2,456
	Separation Agreement	—	—	—	—	—	850,000
	Miscellaneous items	—	—	—	—	—	—

	Total All Other Compensation	$95,226	$26,470	$80,159	$31,213	$19,655	$894,119

GRANTS OF PLAN-BASED AWARDS

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units #		All Other Option Awards Number of Securities Underlying Options #	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Grant Approved Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Clayton G. Deutsch	5/15/2012	4/25/2012				30,932	61,864	111,355	41,242		—	$—	933,109
	2012		421,875	843,750	1,687,500
David J. Kaye	5/15/2012	4/24/2012				8,592	17,184	30,931	11,456		—	—	259,192
	2012		212,500	425,000	850,000
Mark D. Thompson	5/15/2012	4/24/2012				15,275	30,550	54,990	20,367		—	—	460,799
	2012		250,000	500,000	1,000,000
Margaret W. Chambers	5/15/2012	4/24/2012				8,248	16,497	29,694	10,998		—	—	248,830
	2012		180,000	360,000	720,000
Martha T. Higgins	5/15/2012	4/24/2012				3,818	7,637	13,746	5,092		—	—	115,198
	2012		93,750	187,500	375,000
James D. Dawson	5/15/2012	4/24/2012				13,747	27,495	49,491	18,330	(4)	—	—	414,717
	2012		225,000	450,000	900,000

(1)
The amounts shown in column (c) reflect the minimum threshold payment levels, which are 50% of the target amount shown in column (d). The amount shown in column (e) is 200% of the target amount shown in column (d), as awarded under the Company's Executive Bonus Plan.

(2)
The number of shares shown in column (f) reflect the minimum threshold number of shares which are 50% of the target amount shown in column (g); the number of shares shown in column (h) is 180% of the target amount shown in column (g) as awarded under the Company's 2009 Stock Option and Incentive Plan. For a description of these awards see "Equity-Based Long-Term Incentives."

(3)
This column shows the grant date fair value of equity awards in accordance with ASC 718. Information about the assumptions used to value these awards can be found in Part II. Item 8. "Financial Statements and Supplementary Data - Note 19: Employee Benefits" of the Company's 2012 Annual Report on Form 10-K.

(4)
Mr. Dawson's 2012 time lapse restricted grant was pro-rated to 3,796 shares which resulted in his forfeiting 14,534 shares of the original award and his 2012 performance grant was pro-rated to 5,695 shares which resulted in his forfeiting 21,800 shares of the original award. As a result of such forfeiture, Mr. Dawson will only be eligible to earn a pro-rata portion of his target performance share award and not the maximum award.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table provides information with respect to holdings of exercisable and unexercisable stock options and unvested restricted stock and performance share awards held by the NEOs as of December 31, 2012.

(a)	(b)	(c)	(d)		(f)	(g)	(h)		(I)		(j)
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (1)					Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#) Exercisable	(#) Unexercisable	(#) Equity Incentive Plan Awards	Option Exercise Price ($)	Option Expiration Date	Number (#)	Market Value ($) (2)		Number (#)		Market or Payout Value ($) (2)
Clayton G. Deutsch	—	—	—	$—		41,242	$371,590	(3)	61,864	(10)	$557,395
	—	—	—	—		57,365	516,859	(4)	86,048	(11)	775,292
	—	—	—	—		45,954	414,046	(5)	—		—
	—	—	—	—		302,572	2,726,174	(6)	—		—

David J. Kaye	7,500	—	—	9.03	8/15/2018	11,456	103,219	(3)	17,184	(10)	154,828
	20,240	—	—	20.37	5/15/2018	15,935	143,574	(4)	23,902	(11)	215,357
	—	—	—	—		26,132	235,449	(7)	—		—

Mark D. Thompson	7,500	—	—	9.03	8/15/2018	20,367	183,507	(3)	30,550	(10)	275,256
	24,290	—	—	20.37	2/15/2018	93,458	842,057	(8)	93,458	(11)	842,057
	20,000	—	—	29.84	2/15/2017	74,767	673,651	(9)	—		—
	15,000	—	—	29.74	2/17/2016	55,749	502,298	(7)	—		—
	15,000	—	—	27.06	2/11/2015	—	—		—		—
	15,000	—	—	27.16	2/27/2014	—	—		—		—
	15,000	—	—	18.79	4/30/2013	—	—		—		—
	11,000	—	—	16.72	2/14/2013	—	—		—		—

Margaret W. Chambers	7,500	—	—	9.03	8/15/2018	10,998	99,092	(3)	16,497	(10)	148,638
	11,600	—	—	20.37	5/15/2018	15,297	137,826	(4)	22,946	(11)	206,743
	10,000	—	—	29.84	2/15/2017	23,519	211,906	(7)	—		—
	8,000	—	—	29.74	2/17/2016	—	—		—		—
	10,000	—	—	27.06	2/11/2015	—	—		—		—
	10,000	—	—	27.16	2/27/2014	—	—		—		—
	1,000	—	—	24.42	12/12/2013	—	—		—		—
	7,500	—	—	16.72	2/14/2013	—	—		—		—

Martha T. Higgins	7,500	—	—	9.03	8/15/2018	5,092	45,879	(3)	7,637	(10)	68,809
	7,240	—	—	20.37	2/15/2018	7,082	63,809	(4)	10,623	(11)	95,713
	—	—	—	—		13,066	117,725	(7)	—		—

James D. Dawson	7,500	—	—	9.03	1/27/2013	—	—		5,695	(10)	51,312
	61,360	—	—	9.13	1/27/2013	—	—		23,629	(11)	212,897
	9,000	—	—	29.84	1/27/2013	—	—		—		—
	10,000	—	—	29.74	1/27/2013	—	—		—		—
	12,000	—	—	27.06	1/27/2013	—	—		—		—
	10,000	—	—	27.16	1/27/2013	—	—		—		—
	2,500	—	—	24.42	1/27/2013	—	—		—		—
	9,000	—	—	16.72	1/27/2013	—	—		—		—

(1)
All securities issued under the Company's 1997 Long-Term Incentive Plan, the Company's 2004 Stock Option and Incentive Plan, the Company's 2009 Stock Option and Incentive Plan, or the Company's 2010 Inducement Stock Plan.

(2)	The market value is based on the closing price of the Company's common stock on December 31, 2012 of $9.01, multiplied by the applicable number of shares of restricted stock or performance shares.

(3)	This award vests on May 15, 2015.

(4)	This award vests on May 13, 2014.

(5)	This award vests in five equal annual installments beginning on July 31, 2011.

(6)	This award vests in three equal annual installments beginning on July 31, 2013.

(7)	This award vests on May 14, 2013.

(8)	This award vests in three equal annual installments beginning on March 29, 2014.

(9)	This award vests in five equal annual installments beginning on March 29, 2012.

(10)
2012 Stock Awards include performance shares which could, based on performance for the 2012 - 2014 performance period, result in the earn-out of additional shares for above target outperformance as set forth below.

	Named executive	Target performance shares granted	Maximum shares potentially earned
	Clayton G. Deutsch	61,864	111,355
	David J. Kaye	17,184	30,931
	Mark D. Thompson	30,550	54,990
	James D. Dawson	27,495	49,491
	Margaret W. Chambers	16,497	29,694
	Martha T. Higgins	7,637	13,746

(11)
2011 Stock Awards include performance shares which could, based on performance for the 2011 - 2013 performance period, result in the earn-out of additional shares for above target outperformance as set forth below.

	Named executive	Target performance shares granted	Maximum shares potentially earned
	Clayton G. Deutsch	86,048	154,886
	David J. Kaye	23,902	43,023
	Mark D. Thompson	93,458	168,224
	James D. Dawson	38,244	68,839
	Margaret W. Chambers	22,946	41,302
	Martha T. Higgins	10,623	19,121

OPTION EXERCISES AND STOCK VESTED
The following table provides information with the respect to restricted stock and performance share awards that vested as of December 31, 2012.

(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise # (1)	Value Realized on Exercise $	Number of Shares Acquired on Vesting # (1) (2) (3)	Value Realized on Vesting $ (2) (3)
Clayton G. Deutsch	—	$—	107,979	$1,009,596
David J. Kaye	—	—	52,070	478,224
Mark D. Thompson	—	—	60,276	547,059
James D. Dawson	—	—	44,654	407,400
Margaret W. Chambers	—	—	49,141	450,244
Martha T. Higgins	—	—	28,510	260,669

(1)	All securities issued under the Company's 2004 Stock Option and Incentive Plan, the Company's 2009 Stock Option and Incentive Plan, or the Company's 2010 Inducement Stock Plan.

(2)
The number and value realized of shares acquired on vesting in 2012 includes performance shares for the 2010 - 2012 performance period, which, based on performance, resulted in the grant of the following shares with respect to such performance period. This increased the fair value at the vest date by the following amounts based on the incremental shares earned, using the close price on the vest date, January 16, 2013, as listed.

	Named executive	Target performance shares granted	Total shares granted based on performance	Fair Value per Share at Vest Date	Value realized on vesting, based on total shares granted based on performance
	Clayton G. Deutsch	61,774	92,661	$9.34	$865,454
	David J. Kaye	26,132	39,198	9.34	366,109
	James D. Dawson	19,538	29,307	9.34	273,727
	Margaret W. Chambers	23,519	35,279	9.34	329,506
	Martha T. Higgins	13,066	19,599	9.34	183,055

(3)	The number and value realized of shares acquired on vesting in 2012 includes the following time-restricted shares with fair value at the vest date, using the close price on the vest date, as listed.
	Named executive	Total shares granted	Weighted Average Vest Date Fair Value per Share		Value realized on vesting, based on total shares granted
	Clayton G. Deutsch	15,318	$9.41		$144,142
	David J. Kaye	12,872	8.71		112,115
	Mark D. Thompson	60,276	9.08		547,059
	James D. Dawson	15,347	8.71		133,672
	Margaret W. Chambers	13,862	8.71		120,738
	Martha T. Higgins	8,911	8.71		77,615

NON-QUALIFIED DEFERRED COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last FY $	Registrant Contributions In Last FY $	Aggregate Earnings in Last FY $	Aggregate Withdrawals/ Distributions $	Aggregate Balance at Last FYE $(1)
Mark D. Thompson	$-	$-	$5,050	$—	$53,787
James D. Dawson	—	—	119,955	(170,228)	846,447

(1)	Deferred compensation accounts are deemed invested in mutual funds managed by third party administrators.
Executive Agreements and Potential Payments Upon Termination or Change In Control
Chief Executive Officer Employment Agreement
The Company entered into an employment agreement with Mr. Deutsch to serve as the Company's CEO and President on June 7, 2010, and Mr. Deutsch's employment with the Company under the employment agreement commenced on July 31, 2010. The terms of the employment agreement remain in effect during Mr. Deutsch's employment with the Company.
In addition to the compensation and benefit arrangements described in detail above, Mr. Deutsch is eligible to receive certain payments and benefits if his employment is terminated under certain conditions. For any termination of service, Mr. Deutsch would be entitled to any earned but unpaid salary and incentive compensation. He will receive unpaid expense reimbursements, accrued but unused vacation and any vested benefits he may have under any employee benefit plan of the Company.
If Mr. Deutsch's employment is terminated by the Company without "cause" or he terminates his employment for "good reason," as both of those terms are defined in the employment agreement, he would be entitled to receive the following:

•
Subject to signing a general release of claims in favor of the Company, he would receive a severance payment equal to two times the sum of (1) his base salary and (2) his target annual bonus paid out in substantially equal installments in accordance with the Company's payroll practice over 24 months.

•
All stock options and other stock-based awards held by Mr. Deutsch (1) that are subject only to service-based vesting shall vest in full and become exercisable or non-forfeitable as of the date of termination (for grants made beginning in 2011, time-based grants are subject to prorated vesting per the applicable award agreements based on the portion of the applicable vesting period completed as of the date of termination), or (2) that are subject to performance-based vesting shall vest upon the completion of the performance period to which such vesting schedule relates provided that vesting of such award shall be prorated based on the portion of the applicable performance period completed as of the date of termination.

•	Subject to the co-payment of premium amounts at the active employees' rate, Mr. Deutsch may continue to participate in the Company's group health, dental and vision program for 24 months.
The payments described above will immediately cease if Mr. Deutsch breaches certain non-competition, non-solicitation, non-disparagement, confidentiality, third-party agreements and/or cooperation provisions of Mr. Deutsch's employment agreement.

If Mr. Deutsch's employment is terminated due to death or disability, he would be entitled to receive the following:

•	a portion of his annual bonus for the year of termination pro-rated for the number of days employed during the year to the date of termination; and

•
all stock options and other stock-based awards held by Mr. Deutsch (1) that are subject only to time-based vesting shall vest in full and become exercisable or non-forfeitable as of the date of termination, or (2) that are subject to performance-based vesting shall vest upon the completion of the performance period to which such vesting schedule relates provided that vesting of such award shall be prorated based on the portion of the applicable performance period completed as of the date of termination.

These pro-rated annual bonus payments and vesting of outstanding equity incentive grants will be made at the same time and in the same form as would be the case if his employment had not terminated due to death or disability.
If amounts payable to Mr. Deutsch, whether under Mr. Deutsch's employment agreement or otherwise, give rise to the excise tax imposed by Section 4999 of the Code, Mr. Deutsch will receive the greater after-tax amount of either (1) the full payment minus the sum of all excise, federal, state and local income and employment taxes, or (2) a reduced payment that does not give rise to the excise tax imposed by Section 4999 of the Code minus the sum of all federal, state and local income and employment taxes. Under the terms of his employment agreement, Mr. Deutsch is not entitled to any tax gross-up related to severance payments.
The following table set forth the amounts that would have been paid to Mr. Deutsch under his employment agreement in the event of a termination by the Company without "cause" or by Mr. Deutsch for "good reason" other than in connection with a change in control; upon death or disability; upon a change in control without termination and upon a termination by the Company without "cause" or by Mr. Deutsch for "good reason" in connection with a change in control occurring, in each case, as of December 31, 2012:

CEO Employment Agreement	Without Cause/For Good Reason	Change In Control (no termination) (3)	Change In Control (Termination Without Cause/For Good Reason)	Death/Disability
Multiple of compensation	2.0	—	2.0	—
Cash severance	$3,037,500	$—	$3,037,500	$—
Pro-rated bonus for fiscal year of termination	$—	$—	$—	$780,500
Accelerated and/or pro-rated vesting of outstanding non-vested stock grants (1)	$4,033,673	$—	$4,564,742	$4,564,742
Benefits Continuation (estimate) (2)	$22,589	$—	$22,589	—
Fringe Benefits (maximum annual cap)	$65,000	$—	$65,000	—

Total	$7,158,762	$—	$7,689,831	$5,345,242

(1)
Performance share grants pro-rated based on grant date for each performance/vesting cycle. Beginning with 2011 grants, time-based grants are pro-rated (not fully accelerated) in termination without cause/for good reason and fully accelerated in a change in control termination.

(2)	Health and dental continuation for two years using premium rates at December 31, 2012.

(3)
In the event of a change in control with no termination, with the exception of Mr. Deutsch's 2010 Inducement Plan grants, all outstanding, non-vested grants of time-based restricted stock would vest if the acquiring company elected not to assume or replace the outstanding grants, and all performance-based restricted stock would vest pro rata based on the number of days from the grant date to the date of the change in control.

Boston Private Bank & Trust Company Chief Executive Officer and President - Employment Agreement
The Company entered into an employment agreement with Mr. Thompson, the Chief Executive Officer and President of Boston Private Bank & Trust Company, on March 29, 2011. The terms of the employment agreement remain in effect during Mr. Thompson's employment with the Company.
In addition to the compensation and benefit arrangements described in detail above, Mr. Thompson is eligible to receive certain payments and benefits if his employment is terminated under certain conditions. For any termination of service, Mr. Thompson would be entitled to any earned but unpaid salary and incentive compensation. He will receive unpaid expense reimbursements, accrued but unused vacation and any vested benefits he may have under any employee benefit plan of the Company.
If Mr. Thompson's employment is terminated by the Company without "cause" or he terminates his employment for "good reason," as both of those terms are defined in the employment agreement, he would be entitled to receive the following:

•
Subject to signing a general release of claims in favor of the Company, he would receive a severance payment equal to two times the sum of (x) the Executive Bonus Eligible Base Salary, as defined in the employment agreement, and (y) his target annual bonus paid out in substantially equal installments in accordance with the Company's payroll practice over 24 months.

•
All stock options and other stock-based awards held by Mr. Thompson (1) that are subject only to service-based vesting shall vest in full and become exercisable or non-forfeitable as of the date of termination (for grants made beginning in 2011, time-based grants are subject to prorated vesting per the applicable award agreements based on the portion of the applicable vesting period completed as of the date of termination), or (2) that are subject to performance-based vesting shall vest upon the completion of the performance period to which such vesting schedule relates provided that vesting of such award shall be prorated based on the portion of the applicable performance period completed as at the date of termination.

•	Subject to the co-payment of premium amounts at the active employees' rate, Mr. Thompson's may continue to participate in the Company's group health, dental and vision program for 24 months.
The payments described above will immediately cease if Mr. Thompson breaches certain non-competition, non-solicitation, non-disparagement, confidentiality, third-party agreements and/or cooperation provisions of Mr. Thompson's employment agreement.
If Mr. Thompson's employment is terminated due to death or disability, he would be entitled to receive the following:

•	a portion of his annual bonus for the year of termination pro-rated for the number of days employed during the year to the date of termination; and

•
All stock options and other stock-based awards held by Mr. Deutsch (A) that are subject only to time-based vesting shall vest in full and become exercisable or non-forfeitable as of the date of termination, or (B) that are subject to performance-based vesting shall vest upon the completion of the performance period to which such vesting schedule relates provided that vesting of such award shall be prorated based on the portion of the applicable performance period completed as of the date of termination.

These pro-rated annual bonus payments and vesting of outstanding equity incentive grants will be made at the same time and in the same form as would be the case if his employment had not terminated due to death or disability.

If amounts payable to Mr. Thompson, whether under Mr. Thompson's employment agreement or otherwise, give rise to the excise tax imposed by Section 4999 of the Code, Mr. Thompson will receive the greater after-tax amount of either (1) the full payment minus the sum of all excise, federal, state and local income and employment taxes, or (2) a reduced payment that does not give rise to the excise tax imposed by Section 4999 of the Code minus the sum of all federal, state and local income and employment taxes. Under the terms of his employment agreement, Mr. Thompson is not entitled to any tax gross-up related to severance payments.

The following table set forth the amounts that would have been paid to Mr. Thompson under his employment agreement in the event of a termination by the Company without "cause" or by Mr. Thompson for "good reason" other than in connection with a change in control; upon death or disability; upon a change in control without termination and upon a termination by the Company without "cause" or by Mr. Thompson for "good reason" in connection with a change in control occurring, in each case, as of December 31, 2012:

BPBTC CEO & President Employment Agreement	Without Cause/For Good Reason	Change In Control (no termination) (4)	Change In Control (Termination Without Cause/For Good Reason)	Death/Disability
Multiple of compensation	2.0	—	2.0	—
Cash severance (1)	$2,000,000	$—	$2,000,000	$—
Pro-rated bonus for fiscal year of termination	$—	$—	$—	$516,500
Accelerated and/or pro-rated vesting of outstanding non-vested stock grants (2)	$1,521,698	$—	$2,714,971	$2,714,971
Benefits Continuation (estimate) (3)	$32,650	$—	$32,650	$—
Fringe Benefits (maximum annual cap)	$40,000	$—	$40,000	$—

Total	$3,594,348	$—	$4,787,621	$3,231,471

(1)	Benefit is based on "bonus eligible base salary" of $500,000 plus target bonus of 100%.

(2)
Performance share grants pro-rated based on grant date for each performance/vesting cycle. Beginning with 2011 grants, time-based grants are prorated (not fully accelerated) in termination without cause/for good reason and fully accelerated in a change in control termination.

(3)	Health and dental continuation were calculated for two years using premium rates at December 31, 2012.

(4)
In the event of a change in control with no termination, all outstanding, non-vested grants of time-based restricted stock would vest if the acquiring company elected not to assume or replace the outstanding grants, and all performance-based restricted stock would vest pro rata based on the number of days from the grant to the date of the change in control. In addition, although Mr. Thompson currently has 93,458 unvested matching restricted shares outstanding, he would only have been vested on the number of shares that he purchased towards the company match as of 12/31, or 45,454 shares. The 93,458 shares are used for the purposes of calculating the total.

Change In Control Agreements
The Company entered into change in control agreements with its NEOs effective as of the date of their respective agreements. The agreements provide for certain payments and other benefits upon the occurrence of a "terminating event" such as (1) a material diminution in the Executive's responsibilities, authority or duties; (2) a material diminution in the Executive's Base Salary or Target Annual Bonus except for across the board salary reductions based on the Company's financial performance similarly affecting all or substantially all senior management employees of the Company; (3) a material change in the geographic location at which the Executive provides services to the Company; or (4) the material breach of the agreement by the Company as defined in the agreements, and following certain change in control events, including but not limited to, the consolidation or merger of the Company or a change in the beneficial ownership of the Company as defined in the agreements at any time during a two-year period after such change in control. All agreements are "double trigger" agreements. The key provisions of the change in control agreements for the NEOs are as follows:

•	Lump-sum cash severance payment equal to 2.5 times annual compensation (sum of base salary and average bonus payments for the three most recent taxable years preceding termination).

•	Pro-rata bonus (for fiscal year in which termination occurs).

•	Accelerated vesting of outstanding, unvested stock option and stock awards.
Notwithstanding the foregoing, the Company will not be required to make any payment under the agreements to the extent such payment would constitute a parachute payment.

The following table provides quantification of the above benefits assuming a change in control occurred and each executive experienced a termination event as of December 31, 2012 (and assuming all change in control protection agreements were in place as of that date). Estimated stock values are calculated assuming the closing price of the Company's stock on December 30, 2012 of $9.01.
EXECUTIVE BENEFIT AND PAYMENTS UPON CHANGE IN CONTROL TERMINATION UNDER CHANGE IN CONTROL AGREEMENTS
Change in Control Termination

	Current Named Executive Officers
Executive Benefit and Payments	David J. Kaye	Margaret W. Chambers	Martha Higgins

Multiple of compensation	2.50	2.50	2.50
Cash severance	$1,994,271	$1,727,500	$1,061,198
Pro-rated bonus for fiscal year of termination	$393,125	$333,000	$173,438
Accelerated vesting of non-vested stock grants (1)	$852,427	$804,206	$391,935
Benefits Continuation (estimate) (2)	$40,812	$40,812	$40,812
Fringe Benefits (maximum annual cap)	$20,000	$20,000	$10,000

Total	$3,300,635	$2,925,518	$1,677,383

(1)
In the event of a change in control with no termination, all outstanding, non-vested grants of time-based restricted stock would vest if the acquiring Company elected not to assume or replace the outstanding grants,and all performance-based restricted stock would vest pro-rata based on the number of days from the grant to the date of the change in control.

(2)	Health and dental continuation for two and a half years using premium rates at December 31, 2012.
All payments calculated in respect to the Company's change in control protection agreements shall be reduced to the extent needed to ensure tax deductibility by the Company thereby bringing them within the limitations of Section 280G of the Code.

Other Termination of Employment
In addition, pursuant to the terms of the equity award agreements granted to NEOs in 2011 and 2012, in the event that an executive's employment is terminated by the Company without "cause,"the executive will (a) vest with respect to a pro-rated number of shares of time-vesting restricted stock, and (b) remain eligible to vest with respect to a pro-rated number of performance shares based on actual Company performance for the applicable performance period. In connection with a termination of employment due to an executive's death or disability, an executive will fully vest with respect to any outstanding awards of stock options or time-vesting restricted stock, and will remain eligible to vest with respect to a pro-rated number of performance shares based on actual Company performance for the applicable performance period. The table below sets forth the value of such accelerated vesting assuming each executive (other than Mr. Deutsch and Mr. Thompson discussed above), assuming such termination of employment without "cause" or due to death or disability occurred on December 31, 2012 based on the closing price of the Company's stock on December 31, 2012 of $9.01.

Current Named Executive Officer	Termination Without Cause	Death and Disability

David J. Kaye	$454,199	$631,150
Margaret W. Chambers	$423,670	$591,776
Martha T. Higgins	$213,310	$293,592
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
Messrs. Colangelo, Waters, Shea (partial year), Ms. Kuenstner (partial year) and Mrs. Hoffman served as members of the Compensation Committee during the fiscal year ended December 31, 2012. None of these individuals has ever been an officer or employee of the Company or any of its subsidiaries. Ms. Kuenstner left the Compensation Committee as of July 2012 at which time Mr. Shea joined the Compensation Committee. Mr. Shea has never been an officer or employee of the Company or any of its subsidiaries.

Compensation of Directors
Directors of the Company who are not full-time employees of the Company or any of its subsidiaries receive compensation under a compensation program which became effective May 1, 2012. The annual retainer fee for Directors of the Company who are not full-time employees of the Company is $45,000. The non-executive Chair's annual retainer fee is $95,000. The annual retainer fees are payable 100% in cash; however, each Director has the option to receive up to 100% of the annual cash retainer fee in stock. $25,000 of the non-executive Chair's annual cash retainer fee will be delivered in stock with the option (at the non-executive Chair's discretion) for the non-executive Chair to receive up to 100% of the annual cash retainer in stock. In addition, non-employee Directors who serve as committee members receive an additional annual retainer fee, payable in cash, of $15,000 for Audit and Finance, Compensation and the Risk Management Committees, and $9,000 for the Governance Committee and the Wealth Management Committee. Chairs of committees receive an annual retainer fee of $18,000 for Audit and Finance, Compensation and Risk Management Committees, and $12,000 for the Governance Committee and the Wealth Management Committee. Directors may serve on more than two committees. In addition to the foregoing, any non-employee Director serving simultaneously as a member of the Board of Directors of the Company and the Board of Directors of a subsidiary of the Company may receive retainer fees for each board on which he or she serves. Directors of the Company also receive $45,000 in shares of common stock which are purchased by the Company at fair market value on each of the Company's quarterly grant dates and deposited in each Director's brokerage account. The Company believes that director stock ownership is important, and has implemented a minimum stock ownership guideline threshold for outside directors equal to five times the annual cash retainer of $45,000, or $225,000 in value ($350,000 for the non-executive Chair). In addition, there is a holding requirement equal to 50% of profit shares (net shares after cost of purchase, if any, and tax liability) until the minimum threshold is attained.

DIRECTOR COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQ Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Board of Directors
Herbert S. Alexander, CPA (2)	2012	$63,750	$56,250	—	$-	$ -	$-	$120,000
Eugene S. Colangelo (3)	2012	71,000	46,000	—	—	—	—	117,000
Lynn Thompson Hoffman	2012	76,500	45,000	—	—	—	—	121,500
Deborah F. Kuenstner	2012	63,500	62,500	—	—	—	—	126,000
John Morton III	2012	78,250	45,000	—	—	—	—	123,250
William J. Shea (4)	2012	52,500	67,500	—	—	—	—	120,000
Dr. Allen L. Sinai	2012	75,000	45,000	—	—	—	—	120,000
Stephen M. Waters	2012	76,500	87,500	—	—	—	—	164,000

(1)	Includes portion of cash retainer paid in stock.

(2)	Mr. Alexander received an additional $56,500 for his service on the board of Boston Private Bank & Trust Company during 2012.

(3)	Mr. Colangelo received an additional $58,000 for his service on the board of Boston Private Bank & Trust Company during 2012.

(4)	Mr. Shea received an additional $63,000 for his service on the board of Boston Private Bank & Trust Company during 2012.
Report of the Audit and Finance Committee
The following is the report of the Audit and Finance Committee with respect to the Company's audited consolidated financial statements for the fiscal year ended December 31, 2012. The Audit and Finance Committee acts under a written charter which specifies the scope of the Audit and Finance Committee's responsibilities and how it carries out those responsibilities. Each member of the Audit and Finance Committee is listed below and is independent within the definition of the NASDAQ Rules.
While the Audit and Finance Committee oversees the Company's financial reporting process for the Board of Directors consistent with its charter, management has primary responsibility for this process, including the Company's system of internal controls, and for the preparation of the Company's consolidated financial statements in accordance with U.S. generally accepted accounting principles. In addition, the Company's independent registered public accounting firm is responsible for auditing those consolidated financial statements, and not the Audit and Finance Committee.
The Audit and Finance Committee has reviewed and discussed the Company's December 31, 2012 audited consolidated financial statements with management and with KPMG LLP, the Company's independent registered public accounting firm ("KPMG"). The Audit and Finance Committee also has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit and Finance Committee has also received from KPMG the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit and Finance Committee concerning independence, and has discussed with KPMG its independence from the Company. The Audit and Finance Committee also considered whether KPMG's provision of non-audit services to the Company is compatible with its independence.
Based on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.
Submitted by the Audit and Finance Committee:
William J. Shea, Chair
Herbert S. Alexander
John Morton III
Allen L. Sinai
The foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the SEC and should not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.
Audit Fees
The following table presents fees for professional audit services rendered by KPMG for the audit of the Company's annual financial statements for 2012 and 2011, and fees billed for other services rendered by KPMG.

	2012	2011
Audit fees (1)	$1,040,000	$1,460,000
Audit related fees (2)	144,500	261,000

Audit and audit related fees	$1,184,500	$1,721,000
Tax fees		78,837
All other fees (3)	37,000	89,010

Total fees	$1,221,500	$1,888,847

(1)	Audit fees for 2012 and 2011 include fees billed for the annual audit and quarterly reviews.

(2)
Audit related fees for 2012 and 2011 primarily include fees billed in each of the last two fiscal years for consents issued, comfort letter procedures, and consultations related to various transactions and other matters.

(3)	All other fees for 2012 and 2011 include fees billed in each of the last two fiscal years for the audit of the employee benefit plans and other review services.
KPMG audited the Company's consolidated financial statements for the year ended December 31, 2012. KPMG has been the Company's independent registered public accounting firm for more than five years. The Company expects representatives of KPMG to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Audit and Finance Committee conducts an annual review of the external auditor and, based on this review, will be selecting the Company's auditor in April 2013.
The Audit and Finance Committee pre-approves all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by KPMG; however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. There were no services provided under the "de minimus" provision in 2012. The authority to pre-approve non-audit services may be delegated to one or more members of the Audit and Finance Committee, who shall present all decisions to pre-approve an activity to the full Committee at its first meeting following such decision.

PRINCIPAL STOCKHOLDERS
The following table sets forth the beneficial ownership of the Company's common stock as of March 4, 2013 with respect to (1) each Director and nominee for director; (2) each of the Company's executive officers of the Company identified in this Proxy Statement; and (3) all Directors and executive officers of the Company as a group.

Name	Common Stock(2)		Exercisable Options	Percentage of Outstanding Stock
Current Directors and Nominees*(1)
Herbert S. Alexander	114,757		37,626	**
Eugene S. Colangelo	147,532	(3)	37,626	**
Lynn Thompson Hoffman	100,727		22,924	**
Deborah F. Kuenstner	87,101		13,033	**
John Morton III	45,742		—	**
William J. Shea	186,827		17,924	**
Allen L. Sinai	66,469		22,924	**
Stephen M. Waters	43,420		17,924	**
Named Executive Officers*(4)
Margaret W. Chambers	136,692		58,100	**
Clayton G. Deutsch	862,446		—	1.1%
Martha T. Higgins	68,524		14,740	**
David J. Kaye	117,056		27,740	**
Mark D. Thompson	369,245		111,790	**
All Current Directors and Executive Officers as a Group (14 Persons)(5)	2,382,477		394,513	3.51%

*	Unless otherwise indicated, the address is c/o Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, MA 02109.

**	Represents less than 1%

(1)	Percentages held by executive officers and Directors individually and as a group are calculated on the basis of 78,997,218 shares of common stock outstanding as of March 4, 2013.

(2)
Beneficial share ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home as to which beneficial ownership may be disclaimed.

(3)	Includes 20,736 shares owned by two of Mr. Colangelo's children. Mr. Colangelo disclaims any beneficial ownership of such shares.

(4)	Performance shares are not included as executive officers have no beneficial interest in such shares until established performance criteria are met. Please see "Compensation Discussion and Analysis."

(5)	Includes shares held by all of the Company's current executive officers including Directors.

The following table lists certain persons known by the Company to own beneficially more than five percent of the Company's outstanding shares of common stock as of March ●, 2013.

Name and Business Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Stock
Black Rock, Inc., 40 East 52nd Street, New York, New York 10022	6,559,655	(1)	8.31%
DBD Cayman, LTD. c/o The Carlyle Group, 1001 Pennsylvania Avenue NW, Suite 220 S., Washington, D.C., 20004	7,756,022	(2)	9.94%
The Vanguard Group, 100 Vanguard Blvd., Malvern, Pennsylvania 19355	4,235,239	(3)	5.36%
Wellington Management Company, LLP,280 Congress Street, Boston, MA 02210	4,928,702	(4)	6.24%

(1)	Based on a report filed with the Securities and Exchange Commission as of February 1, 2013, and reflecting a December 31, 2012, position.

(2)
Based on a report filed with the Securities and Exchange Commission as of August 19, 2011, reflecting an August 19, 2011, position. DBD Cayman, Ltd. is the general partner of TCG Holdings Cayman II, L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the sole shareholder of Carlyle Financial Services, Ltd., which is the general partner of TCG Financial Services L.P., which is the general partner of BP Holdco, L.P. Accordingly, each of DBD Cayman, Ltd., TCG Holdings Cayman II, L.P., TC Group Cayman Investment Holdings, L.P., Carlyle Financial Services, Ltd. and TCG Financial Services L.P. may be deemed to be a beneficial owner of shares of Common Stock owned by BP Holdco, L.P. On February 28, 2012, the Company repurchased for cash all of the warrants held by BP Holdco and John Morton. The Company (i) repurchased warrants held by BP Holdco, representing the right (subject to the exercise and other limitations therein) to purchase 5,383,891 shares of Common Stock for $14,836,928.28, (ii) repurchased warrants held by Mr. Morton, representing the right (subject to the exercise and other limitations therein) to purchase 59,174 shares of common stock, for $28,155.00 and (iii) made a cash payment of $134,916.72 to BP Holdco in respect of a cash payment that would have been payable to BP Holdco upon exercise of the warrants held by Mr. Morton.

(3)	Based on a report filed with the Securities and Exchange Commission as of February 13, 2013, and reflecting a December 31, 2012 position.

(4)	Based on a report filed with the Securities and Exchange Commission as of February 14, 2013, and reflecting a December 31, 2012 position.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act, requires that the Company's officers and directors, and persons who own beneficially more than 10% of the Company's outstanding shares of Common Stock file reports of ownership and changes in ownership with the SEC. Based solely upon a review of the reports and amendments thereto filed with the SEC under Section 16(a), copies of which are required to be furnished to the Company under SEC regulations, during and with respect to fiscal year 2012, no officer, director or person who owns beneficially more than 10% of the Company's outstanding shares of common stock failed to file such reports on a timely basis, except that Clayton G. Deutsch and Martha Higgins inadvertently failed to timely file a report with respect to one transaction each.
RELATED PARTY TRANSACTIONS
The Company sends out questionnaires to its directors and officers, and those of its majority or wholly-owned subsidiaries regarding related party transactions. If there are any affirmative responses, the Board reviews them and the terms and conditions of any such transactions. There was one related party transaction. Stephen M. Waters, who is a director and Chairman of the Board of Directors of the Company, had one loan and one line of credit totaling approximately $9.5 million with Boston Private Bank & Trust Company. While both the loan and the line of credit with Boston Private Bank & Trust Company were originated prior to Mr. Waters becoming a Director of the Company, he borrowed additional funds against his line of credit in 2011. Both the loan and the line of credit were closed in 2012. All loans were made in the ordinary course of business under normal credit terms, including interest rates and collateral requirements prevailing at the time of origination for comparable transactions with other persons, and do not represent more than normal credit risk.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2012 regarding shares of common stock of the Company that may be issued under the Company's existing equity compensation plans, including the Company's Amended and Restated 1997 Long-Term Incentive Plan (the "1997 Plan"), the 1998 Amendment and Restatement of Directors' Stock Option Plan (the "1998 Plan"), the Company's 2004 Stock Option and Incentive Plan ("2004 Plan"), the Company's 2009 Stock Option and Incentive Plan (the "2009 Plan"), the Company's 2010 Inducement Stock Plan (the "Inducement Plan"), the 2006 Non-Qualified Employee Stock Purchase Plan (the "2006 ESPP"), and the Company's 2001 Employee Stock Purchase Plan (as amended and restated) (the "2001 ESPP").

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted Average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders (1):	3,598,628	(3), (4)	$15.23	3,276,395	(5), (6)
Equity compensation plans not approved by security holders (2):	—		$—	84,701

Total	3,598,628		$15.23	3,361,096

(1)	The 2004 Plan, the 2009 Plan, the 1997 Plan, the 1998 Plan, the 2006 ESPP and the 2001 ESPP.

(2)	The Inducement Plan.

(3)
Does not include purchase rights accruing under the 2006 ESPP and the 2001 ESPP because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(4)	Includes 424,046 shares of restricted stock that could be issued if certain performance metrics are met.

(5)
Includes 3,324,624 shares available for future issuances under the 2004 and 2009 Plans and 375,817 shares available under the 2001 ESPP, less the incremental shares discussed above in note (4) to this table.

(6)	Includes 71,891 shares issued in January 2013 under the 2001 ESPP for the July 1 through December 31, 2012 purchase period.
The Company's Board of Directors approved the Inducement Plan, which has not been approved by the Company's shareholders. The purpose of the Inducement Plan is to grant equity awards (stock options, restricted stock, restricted stock units, stock appreciation rights and other stock awards) to new employees as an inducement to join the Company.

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act the Board of Directors is submitting for shareholder approval, on an advisory basis, the compensation paid to the Company's named executive officers as described in this Proxy Statement pursuant to Item 402 of Regulation S-K. As previously disclosed by the Company, the Board of Directors has determined that it will hold an advisory vote on executive compensation on an annual basis.
The resolution that is the subject of this proposal is a non-binding advisory resolution and will not have any binding legal effect regardless of whether or not it is approved, and may not be construed as overruling a decision by the Company or the Board of Directors or creating or implying any change to the fiduciary duties of the Board. Furthermore, because this non-binding advisory resolution relates primarily to compensation that has already been paid or contractually committed for the Company's named executive officers, there is generally no opportunity for the Board to revisit those decisions. However, the Compensation Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of the Company's named executive officers.
The Company's compensation program is designed to attract, motivate and retain the named executive officers who are critical to the Company's success, by offering a combination of base salary and annual and long-term incentives that are closely aligned with the Company's annual and long-term performance objectives. Please see the section titled "Compensation Discussion and Analysis" for additional information about the Company's executive compensation programs.
We believe that the effectiveness of our compensation programs is demonstrated by the accomplishments of management over the last fiscal year as detailed in our discussion in the section titled "Compensation Discussion and Analysis."
For these reasons, the Board of Directors recommends that shareholders vote in favor of the following resolution:
RESOLVED, that the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.
The Board of Directors unanimously recommends that shareholders vote FOR approval of the compensation of the Company's named executive officers.

PROPOSALS 3 AND 4
APPROVAL OF AMENDMENTS TO
THE RESTATED ARTICLES OF ORGANIZATION
TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS

The Company is seeking shareholder approval to amend the Company's Restated Articles of Organization, as amended, to eliminate the supermajority voting requirements in Article 6, Section 6.1 and Article 6, Section 6.9 of the Restated Articles of Organization. The following discussion is qualified in its entirety by the text of the proposed amendments, which are attached to this Proxy Statement as Annex A and Annex B, respectively.
Following the 2012 AnnualMeeting of Shareholders, the Board of Directors and its Governance Committee engaged in a review of the supermajority voting requirements of our Restated Articles of Organization and by-laws. A shareholder proposal was presented in the Proxy Statement for the 2012 Annual Meeting of Shareholders that requested the Board of Directors to take the necessary steps to change each shareholding voting requirement in the Company's Restated Articles of Organization or by-laws that calls for a greater than a simple-majority vote (i.e., a "supermajority" vote) to a "majority of votes cast for or against the proposal in compliance with applicable law." The shareholder proposal received a significant level of support from our shareholders.
Under our current Restated Articles of Organization, there are two actions that require a supermajority vote of shareholders: (1) an amendment to the Restated Articles of Organization, and (2) the removal of a Director. Currently, an amendment to the Restated Articles of Organization that would change the Company's name or change the total number and classes of stock that the Company is authorized to issue must be approved by a majority of the Board of Directors and at least a majority of the total votes eligible to be cast by shareholders. All other amendments to our Restated Articles of Organization require the approval of a majority of the Board and at least two-thirds of the total votes eligible to be cast by shareholders and, in certain circumstances, approval of the holders of at least 66 2/3% of the Series B preferred stock outstanding. In addition, under our current Restated Articles of Organization, a Director may be removed only for cause by 66 2/3% of the shares of common stock entitled to vote in an election of directors.
The supermajority voting requirement for amendments to our Restated Articles of Organization is consistent with Massachusetts law; however, Massachusetts law permits our Restated Articles of Organization to specify a lower voting requirement, though this lower threshold may not be less than a majority of the shares eligible to vote on the matter. In addition, under Massachusetts law, unless otherwise provided by a company's articles of organization or by-laws, a director may be removed by the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove such director. There are no provisions in our by-laws that call for a supermajority vote.
The Board acknowledges the sentiment of our shareholders expressed at the 2012 AnnualMeeting of Shareholders, and believes that eliminating the supermajority voting requirements would be consistent with the Company's commitment to good corporate governance. In light of these considerations, and upon the recommendation of the Governance Committee, our Board of Directors unanimously adopted amendments to Article 6, Section 6.1 and Article 6, Section 6.9 of the Company's Restated Articles of Organization, and recommends that shareholders approve these amendments.
If approved by the shareholders, the proposed amendments to the Restated Articles of Organization will become effective upon the filing of Articles of Amendment with the Secretary of the Commonwealth for The Commonwealth of Massachusetts.
PROPOSAL 3
APPROVAL OF AMENDMENT TO ARTICLE 6, SECTION 6.1
OF THE RESTATED ARTICLES OF ORGANIZATION

At the Meeting, shareholders will be asked to approve the amendment of Article 6, Section 6.1, of the Restated Articles of Organization, as reflected in Annex A, to provide that a Director or the entire Board of Directors may be removed for cause only by the shareholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove such director.
Approval of this proposal requires the affirmative vote of not less than two-thirds of the total votes eligible to be cast at the Meeting. Abstentions and broker non-votes will have the same effect as a vote AGAINST this proposal.
PROPOSAL 4

APPROVAL OF AMENDMENT TO ARTICLE 6, SECTION 6.9
OF THE RESTATED ARTICLES OF ORGANIZATION

At the Meeting, shareholders will be asked to approve the amendment of Article 6, Section 6.9, of the Restated Articles of Organization, as reflected in Annex B, to provide that amendments to the Company's Restated Articles of Organization, which must first be approved by the affirmative vote of at least a majority of the Directors of the Company then in office, must thereafter be approved by the affirmative vote of not less than a majority of the total votes eligible to be cast at a duly constituted meeting, consistent with applicable law.
Approval of this proposal requires (1) the affirmative vote of not less than two-thirds of the total votes eligible to be cast at the Meeting and (2) the affirmative vote of 66 2/3% of the outstanding Series B preferred stock, voting as a single class. Abstentions and broker non-votes will have the same effect as a vote AGAINST this proposal.

The Board of Directors unanimously recommends that shareholders vote FOR approval of the amendments to the Company's Restated Articles of Organization, as described in Proposals 3 and 4.

SOLICITATION OF PROXIES
The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, the Company's regular employees may also solicit proxies personally or by telephone. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares of common stock held of record by them. Such custodians will be reimbursed for their expenses. The Company will pay the expenses of soliciting proxies, including the reasonable charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. The Company's representatives may solicit proxies by mail, telephone, electronic or facsimile transmission, or personal interview.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING
Shareholder proposals intended to be presented at the next annual meeting of shareholders and which are to be considered for inclusion in the Company's Proxy Statement and form of proxy for that meeting, must be received by the Company on or before November 15, 2013. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company's Proxy Statement and form of proxy. Any such proposals should be mailed to: Corporate Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.
A shareholder of record who wishes to present a proposal at the next annual meeting, other than a proposal to be considered for inclusion in the Company's Proxy Statement described above, must provide written notice of such proposal and appropriate supporting documentation, as set forth in the Company's by-laws, to the Company at its principal executive office no earlier than December 18, 2013, nor later than January 17, 2014; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the first anniversary of the date of the preceding year's annual meeting (the "Anniversary Date") or more than 60 days after the Anniversary Date, timely notice by the shareholder must be delivered not earlier than the close of business on the later of (1) the 90th day prior to the scheduled date of such annual meeting or (2) the 10th day following the first date on which the date of such annual meeting is publicly disclosed. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority. Any such proposal should be mailed to: Corporate Secretary, Boston Private Financial Holdings, Inc., Ten Post Office Square, Boston, Massachusetts 02109.

BP FH BOSTON PRIVATE FINANCIAL HOLDINGS

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_______________

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted via the Internet or telephone must be received by 2:00 a.m., Eastern time, on [•], 2013.

Vote by Internet

- Go to **www.envisionreports.com/bpfh**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees, and FOR Proposals 2, 3 and 4.

Nominee	For	Withhold
01 - Eugene S. Colangelo	☐	☐
02 - Clayton G. Deutsch	☐	☐
03 - Allen L. Sinai	☐	☐
04 - Stephen M. Waters	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please be sure to sign and date this Proxy.
NOTE: Please sign exactly as your name(s) appear(s) hereon. Where there is more than one holder, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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01LMDB

Dear Shareholder,

Please take note of the important information enclosed with this proxy card.
Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on this proxy card to indicate how your shares will be voted.
Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.
Your vote must be received prior to the Annual Meeting of Shareholders to be held on [•], 2013.
Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boston Private Financial Holdings, Inc.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

BP FH BOSTON PRIVATE FINANCIAL HOLDINGS

Proxy — Boston Private Financial Holdings

Proxy Solicited by the Board of Directors
Ten Post Office Square, Boston, Massachusetts 02109

The undersigned hereby constitute(s) and appoint(s) Margaret W. Chambers and David J. Kaye, and each of them, as proxies of the undersigned (the "Proxies"), each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all of the shares of common stock, par value $1.00, of Boston Private Financial Holdings, Inc. (the "Company"), held of record by the undersigned at the close of business on [•], 2013, at the Annual Meeting of Shareholders (the "Meeting") to be held at Ten Post Office Square, 2nd Floor, Boston, Massachusetts, 02109, on [•], [•], 2013 at [•] [•].m., Eastern time, or any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED IN ITEM 1, 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, the Proxy Statement with respect thereto, and the Company's Annual Report on Form 10-K for Fiscal Year 2012, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

IF VOTING BY MAIL PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

BOSTON PRIVATE
FINANCIAL HOLDINGS, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas.

X

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals – The Board recommends a vote FOR Proposal 4.

B Authorized Signatures – This section must be completed for your vote to be counted. – Sign and date below.

Please be sure to sign and date this Proxy.

NOTE: Please sign exactly as your name(s) appear(s) hereon. When there is more than one holder, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) –Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

Dear Series B Shareholder,

Please take note of the important information enclosed with this proxy card.
Your vote counts, and you are strongly encouraged to exercise your right to vote your Series B shares. Each outstanding share of Series B preferred stock is entitled to vote, separate from the shares of common stock, on Proposal 4. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.
Your vote must be received prior to the Annual Meeting of Shareholders to be held on •, 2013.
Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boston Private Financial Holdings, Inc.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

BOSTON PRIVATE
FINANCIAL HOLDINGS, INC.

Proxy Card – Boston Private Financial Holdings

Proxy Solicited by the Board of Directors
Ten Post Office Square, Boston, Massachusetts 02109

The undersigned hereby constitute(s) and appoint(s) Margaret W. Chambers and David J. Kaye, and each of them, as proxies of the undersigned (the "Proxies"), each with full power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote all of the shares of Series B preferred stock, par value $1.00, of Boston Private Financial Holdings, Inc. (the "Company"), held of record by the undersigned at the close of business on •, 2013, at the Annual Meeting of Shareholders (the "Meeting") to be held at Ten Post Office Square, 2nd Floor, Boston, Massachusetts 02109, on •, 2013 at • •, Eastern time, or any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S) AND IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHROIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, the Proxy Statement with respect thereto, and the Company's Annual Report on Form 10-K for Fiscal Year 2012, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

IF VOTING BY MAIL PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

ANNEX A
ARTICLE 6: OTHER LAWFUL PROVISIONS
SECTION 6.1 Directors.
(i)    Subject to this Section 6.1(i), the Board of Directors shall be and is divided into three classes (Class I, Class II and Class III). The initial directors of the corporation shall hold office as follows: the first class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1995, the second class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1996, and the third class of directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, with the members of each class to hold office until their respective successors are duly elected and qualified. At each annual meeting of stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their respective successors are elected and qualified, until the annual meeting of stockholders to be held in 2013. Beginning with the annual meeting of stockholders to be held in 2013, directors shall be elected annually for terms of one year, except that any director in office at the 2013 annual meeting whose three-year term expires at the annual meeting of stockholders to be held in calendar year 2014 or 2015 shall continue to hold office until the end of the three-year term for which such director was elected and until such director's successor shall have been elected and qualified. At the annual meeting of stockholders to be held in 2016 and at each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors' successors shall have been elected and qualified.
(ii)    Subject to the rights of the holders of any preferred stock then outstanding, a director or the entire Board of Directors may be removed by the stockholders only if the number of votes cast to remove such director exceeds the number of votes cast not to remove such director, and then, only for cause. For purposes of this Section 6.1, "cause" shall be defined to mean only the following: (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an act involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.
ANNEX B
ARTICLE 6: OTHER LAWFUL PROVISIONS
SECTION 6.9 Amendment of Articles of Organization. No amendment, addition, alteration, change or repeal of these Articles of Organization shall be made, unless the same is first approved by the affirmative vote of at least a majority of the directors of the corporation then in office, and thereafter approved by the stockholders by an affirmative vote of not less than a majority of the total votes eligible to be cast at a duly constituted meeting, or, in the case of Articles 1 or 3 of the Articles, by an affirmative vote of not less than a majority of the total votes eligible to be cast at a duly constituted meeting. Unless otherwise provided by law, any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of The Commonwealth of Massachusetts or on such other date as specified in such amendment, addition, alteration, change or repeal and/or as the Secretary of State may specify.